Exhibit 14
                                                                      ----------

                            SHARE EXCHANGE AGREEMENT

                                  by and among

                               THE CLOROX COMPANY,

                                   HENKEL KGaA

                                       and

                              HC INVESTMENTS, INC.

                              As of October 6, 2004

                               TABLE OF CONTENTS

                                                                            PAGE

Article I         CERTAIN DEFINITIONS AND OTHER MATTERS........................2

     Section 1.1    Certain Definitions........................................2

     Section 1.2    Terms Defined in Other Sections...........................13

     Section 1.3    Interpretation............................................15

Article II        EXCHANGE OF STOCK; CLOSING; CONSIDERATION ADJUSTMENTS.......15

     Section 2.1    Exchange of Stock.........................................15

     Section 2.2    Closing...................................................15

     Section 2.3    Clorox's Deliveries at the Closing........................15

     Section 2.4    Parent's and HCI's Deliveries at the Closing..............16

     Section 2.5    Purchase Price Adjustment; Selected Financial Items.......17

     Section 2.6    Purchase Price Adjustment; Clorox Korea...................18

     Section 2.7    Purchase Price Adjustment; Additional Provisions..........20

Article III       REORGANIZATION..............................................20

     Section 3.1    Reorganization............................................20

     Section 3.2    Business Assets...........................................20

     Section 3.3    Excluded Assets...........................................22

     Section 3.4    Business Liabilities......................................22

     Section 3.5    Excluded Liabilities......................................22

     Section 3.6    Taxes.....................................................23

     Section 3.7    Insurance.................................................23

Article IV        REPRESENTATIONS AND WARRANTIES OF CLOROX....................24

     Section 4.1    Organization and Standing.................................24

     Section 4.2    Subsidiaries..............................................24

     Section 4.3    Capitalization............................................25

     Section 4.4    Corporate Power and Authority.............................25

     Section 4.5    Conflicts; Consents and Approvals.........................26

     Section 4.6    Board and Stockholder Approval............................27

     Section 4.7    No Material Adverse Effect................................27

     Section 4.8    Taxes.....................................................27

     Section 4.9    Compliance with Law.......................................29

     Section 4.10   Intellectual Property.....................................30

     Section 4.11   Title to Assets; Sufficiency..............................31

     Section 4.12   Environmental Matters.....................................32

     Section 4.13   Litigation................................................33

     Section 4.14   Employee Benefit Plans....................................33

     Section 4.15   Contracts.................................................34

     Section 4.16   Labor and Employment Matters..............................36

     Section 4.17   Financial Statements......................................36

     Section 4.18   Permits; Compliance.......................................37

     Section 4.19   Real Estate...............................................37

     Section 4.20   PP&E......................................................38

     Section 4.21   Intercompany Services.....................................38

     Section 4.22   Relationships with Customers and Suppliers................38

     Section 4.23   Guarantees................................................39

     Section 4.24   Product Recalls...........................................39

     Section 4.25   Toxicological Information.................................39

     Section 4.26   No Payments or Benefits to Government Officials...........39

     Section 4.27   Financing.................................................40

     Section 4.28   No Repurchases of Clorox Common Stock.....................40

     Section 4.29   Brokers...................................................40

Article V         REPRESENTATIONS AND WARRANTIES OF PARENT AND HCI............40

     Section 5.1    Organization and Standing.................................40

     Section 5.2    Corporate Power and Authority.............................40

     Section 5.3    Conflicts; Consents and Approvals.........................41

     Section 5.4    HCI-Owned Clorox Shares...................................42

     Section 5.5    Board and Stockholder Approval............................42

     Section 5.6    Litigation................................................42

     Section 5.7    No Material Adverse Effect................................42

     Section 5.8    Investment Representation.................................42

     Section 5.9    Taxes.....................................................43

     Section 5.10   Governmental Actions......................................43

     Section 5.11   Brokers...................................................43



Article VI        COVENANTS AND AGREEMENTS....................................43

     Section 6.1    Access and Information....................................43

     Section 6.2    Conduct of Business.......................................44

     Section 6.3    Efforts to Consummate; Further Assurances.................45

     Section 6.4    Certain Covenants.........................................47

     Section 6.5    Notification by the Parties...............................48

     Section 6.6    Insurance Policies........................................48

     Section 6.7    Confidentiality; Access to Records after Closing..........48

     Section 6.8    Release of Guarantees; Intercompany Accounts..............49

     Section 6.9    Cooperation with Respect to Financial Reporting...........50

     Section 6.10   Non-Solicitation of Employees.............................50

     Section 6.11   No Solicitation...........................................50

     Section 6.12   Use Of Names..............................................50

     Section 6.13   Tax Treatment-- Cooperation...............................51

     Section 6.14   No Purchases of Clorox Common Stock.......................51

     Section 6.15   Non-competition...........................................52

     Section 6.16   Payments of Receivables after Closing.....................53

     Section 6.17   Indemnification; D&O Insurance............................53

     Section 6.18   Employment Matters........................................54

     Section 6.19   Options to Purchase Clorox Stock Held By
                    Transferred Employees.....................................54

     Section 6.20   Continuing Obligations....................................55

     Section 6.21   Purchase of Inventory.....................................55

Article VII       TAX MATTERS.................................................55

Article VIII      CONDITIONS TO CLOSING.......................................55

     Section 8.1    Mutual Conditions.........................................55

     Section 8.2    Conditions to Parent's and HCI's Obligations..............56

     Section 8.3    Conditions to Clorox's Obligations........................56

     Section 8.4    Frustration of Closing Conditions.........................57

Article IX        TERMINATION.................................................57

     Section 9.1    Termination ..............................................57

     Section 9.2    Effect of Termination.....................................58



Article X         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.58

     Section 10.1   Survival of Representations and Warranties................58

     Section 10.2   Indemnification by Clorox.................................58

     Section 10.3   Indemnification by Parent.................................59

     Section 10.4   Definition of Damage; Determination of Indemnification....60

     Section 10.5   Notice....................................................60

     Section 10.6   Third Party Claim.........................................61

     Section 10.7   Exclusivity...............................................63

     Section 10.8   Tax Treatment of Indemnity Payments.......................63

     Section 10.9   Environmental Matters.....................................63

Article XI        MISCELLANEOUS...............................................63

     Section 11.1   Notices...................................................63

     Section 11.2   Expenses..................................................65

     Section 11.3   Governing Law; Consent to Jurisdiction....................65

     Section 11.4   Dispute Resolution........................................65

     Section 11.5   Waiver of Jury Trial......................................66

     Section 11.6   Assignment; Successors and Assigns;
                    No Third Party Rights.....................................67

     Section 11.7   Counterparts..............................................67

     Section 11.8   Titles and Headings.......................................67

     Section 11.9   Entire Agreement..........................................67

     Section 11.10  Amendment and Modification................................67

     Section 11.11  Publicity; Public Announcements...........................67

     Section 11.12  Waiver....................................................68

     Section 11.13  Severability..............................................68

     Section 11.14  No Strict Construction....................................68

     Section 11.15  Knowledge.................................................68

     Section 11.16  Affiliate Status..........................................68

     Section 11.17  Tax Consequences..........................................68

     Section 11.18  Specific Performance......................................69

                           SHARE EXCHANGE AGREEMENT

         This SHARE EXCHANGE AGREEMENT, dated as of October 6, 2004 (together with the schedules, exhibits, annexes and disclosure schedule hereto, this "Agreement"), is entered into by and among THE CLOROX COMPANY, a Delaware corporation having its principal place of business at 1221 Broadway, Oakland, California ("Clorox"), HENKEL KGaA, a Kommanditgesellschaft auf Aktien organized under the laws of Germany having its principal place of business at Henkelstrasse 67, 40191 Dusseldorf, Germany ("Parent"), and HC INVESTMENTS, INC., a Delaware corporation having its principal place of business at 1105 North Market Street, Suite 1206, Wilmington, Delaware 19801 ("HCI").

                                    RECITALS

         WHEREAS, Clorox and certain of its Subsidiaries, collectively, currently own and operate, among other things, the Transferred Businesses;

         WHEREAS, on or prior to the Closing, Clorox will complete the Reorganization, pursuant to which the Transferred Businesses, each as a going concern, and certain additional assets will be transferred, whether by contribution or otherwise, to a newly organized Delaware corporation, wholly owned indirectly by Clorox ("Splitco"), in accordance with this Agreement;

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, (a) Clorox desires to acquire all of the 61,386,509 shares of common stock, par value $1.00 per share, of Clorox ("Clorox Common Stock") currently held by HCI (such shares, the "HCI-Owned Clorox Shares") in exchange for all of the issued and outstanding shares of capital stock of Splitco (the "Splitco Shares"), and (b) HCI desires to exchange the HCI-Owned Clorox Shares for the Splitco Shares (such transaction, the "Exchange");

         WHEREAS, the parties hereto intend the Exchange to qualify as a tax-free exchange under Section 355(a) of the Code;

         WHEREAS, the Board of Directors of Clorox has determined that it is in the best interests of Clorox to complete the Exchange in order to, among other things, (i) eliminate certain corporate governance issues related to the composition of the Board of Directors of Clorox by virtue of HCI's ownership of Clorox Common Stock and its rights under the Stockholder's Agreements, (ii) remove the market overhang represented by HCI's ownership of Clorox Common Stock, (iii) separate the Transferred Businesses from the Retained Businesses, thereby allowing Clorox to focus on its core operations, and (iv) enable Clorox to redeploy cash flow to improve Clorox's return on invested capital; and, in consideration of the foregoing, the Board of Directors of Clorox has approved this Agreement and the transactions contemplated by this Agreement; and

         WHEREAS, the Board of Directors of HCI has, the Board of Management and the Shareholder Committee of Parent have, and the sole stockholder of HCI has, in each case, determined that it is in the best interests of their respective corporations to enter into this Agreement and have approved this Agreement and the transactions contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I
                      CERTAIN DEFINITIONS AND OTHER MATTERS

         Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.


"ACTION" means any administrative, regulatory, judicial or other formal proceeding by or before any Governmental Authority or arbitrator.

"ADDITIONAL ASSETS"                     means the Cash Amount and the HIBSA
                                        Equity Interest.

"AFFILIATE"                             means, with respect to any Person, any
                                        other Person that, directly or
                                        indirectly, through one or more
                                        intermediaries, controls, is controlled
                                        by, or is under common control with,
                                        such Person. The term "control" means
                                        the possession, directly or indirectly,
                                        of the power to direct or cause the
                                        direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect the members of the board of directors or other governing body of a Person, and the terms
                                        "controlled" and "controlling" have
                                        correlative meanings. For purposes of
                                        this Agreement, Parent or any of its
                                        Affiliates shall be deemed not to be an
                                        "Affiliate" of Clorox or any of its
                                        Affiliates and Clorox or any of its
                                        Affiliates shall be deemed not to be an
                                        "Affiliate" of Parent or any of its
                                        Affiliates; provided, however, that
                                        following the Closing, Splitco shall be
                                        an "Affiliate" of Parent and shall not
                                        be an "Affiliate" of Clorox.

"AFFILIATED GROUP"                      means an affiliated group as that term
                                        is defined in Section 1504(a) of the
                                        Code.

"ANCILLARY AGREEMENTS"                  means the Tax Matters Agreement, the
                                        Co-Pack Agreements, the Distribution
                                        Agreement, the IP Licenses and the
                                        Transition Services Agreement, each of
                                        which shall be substantially in the form of the applicable exhibit to this Agreement.

 "ANTITRUST DIVISION"                   means the Antitrust Division of the
                                        United States Department of Justice.

 "BUSINESS BENEFIT PLAN"                means each Employee Benefit Plan that
                                        (i) is sponsored or maintained by
                                        Splitco or Clorox Korea or with respect
                                        to which Splitco or Clorox Korea has any obligation to contribute, is a party or otherwise bound or may have any material liability or (ii) covers or provides benefits to or in respect of any individual employed or formerly employed by a Clorox Entity or an Affiliate thereof and whose services are or were Related to the Transferred Businesses
                                        (or his or her beneficiary or dependent) and in which any such individual (or beneficiary or dependent) is eligible to participate (a) that is sponsored or maintained by Clorox or any of its Affiliates or (b) to which Clorox or any of its Affiliates contributes, is obligated to contribute, is a party or is otherwise bound.

"BUSINESS CONTRACTS"                    means the Contracts of Clorox or any of
                                        its Subsidiaries that are Related to the Transferred Businesses, including the
                                        Contracts referred to in Section 3.2(d)
                                        of Clorox's Disclosure Schedule, other
                                        than (i) any Contract of Clorox Korea
                                        constituting Excluded Assets and (ii)
                                        any Employee Benefit Plan not listed in
                                        such Schedule.

 "BUSINESS DAY"                         means a day on which national banks are
                                        open for business in New York, New York
                                        and Dusseldorf, Germany.

"BUSINESS INTELLECTUAL PROPERTY"        means, collectively, the Owned
                                        Intellectual Property and the Licensed
                                        Intellectual Property.

 "BUSINESS PP&E"                        means, collectively, (a) the machinery
                                        and equipment referred to in Section
                                        3.2(b) and (b) all buildings,
                                        structures, improvements, furnishings,
                                        furniture, fixtures, displays,
                                        machinery, equipment, appliances and
                                        other personal property of every kind
                                        and nature owned or leased by Clorox
                                        Korea, other than, in the case of clause
                                        (b), any such items constituting
                                        Excluded Assets.

"CASH AMOUNT"                           means an amount in cash equal to
                                        $2,094,626,041.

"CLAIMS"                                means any and all (i) claims,
                                        (ii) demands or (iii) causes of action
                                        (in the case of clause (iii), relating
                                        to or resulting from an Action).

"CLOROX AFFILIATED GROUP"               means the Affiliated Group that includes
                                        Clorox as a common parent.

"CLOROX ENTITIES"                       means each Affiliate of Clorox (other
                                        than Splitco) that is engaged in the
                                        operation or conduct of one of the
                                        Transferred Businesses or that has title to any asset that constitutes a Business
                                        Asset or is subject to a liability that
                                        constitutes a Business Liability, in
                                        each case, as of the date of this
                                        Agreement or at any time prior to the
                                        Closing.

"CLOROX FEDERAL CONSOLIDATED RETURN"    means any U.S. Federal Consolidated
                                        Return for the Clorox Affiliated Group.

"CLOROX'S DISCLOSURE SCHEDULE"          means the disclosure schedule that
                                        Clorox has delivered to HCI on the date
                                        of this Agreement prior to the execution hereof.

"CLOROX KOREA"                          means Clorox Korea Ltd., a company
                                        organized under the laws of the Republic of Korea, and any successor thereto.


"CODE" means the United States Internal Revenue Code of 1986, as amended, or any successor law.

"CONFIDENTIAL BUSINESS INFORMATION"     means marketing data, financial
                                        information, customer lists, supplier
                                        lists, pricing and cost information,
                                        business and marketing plans and
                                        proposals and other non-technical
                                        proprietary business information.

"CONFIDENTIALITY AGREEMENT"             means the confidentiality agreement
                                        between Clorox and Parent dated August
                                        30, 2004 and agreed September 17, 2004.

"CONTRACT"                              means any legally binding contract,
                                        agreement, indenture, deed of trust,
                                        license, note, bond, loan instrument,
                                        mortgage, lease, purchase or sales
                                        order, guarantee and any similar
                                        undertaking, commitment, understanding
                                        or arrangement, whether written or oral.

"CO-PACK AGREEMENTS"                    means each of the Co-Pack Agreements to
                                        be entered into by and between the
                                        Subsidiary of Clorox designated therein
                                        and Splitco as of the Closing set forth
                                        in Exhibits A-1, A-2 and A-3 hereto.

"DISTRIBUTION AGREEMENT"                means the Distribution Agreement to be
                                        entered into by and between Clorox
                                        International Corporation and Clorox
                                        Korea as of the Closing set forth in
                                        Exhibit B hereto.

"EMPLOYEE BENEFIT PLAN"                 means each material (i) "employee
                                        benefit plan," within the meaning of
                                        Section 3(3) of ERISA, whether or not
                                        subject to ERISA, and (ii) employment,
                                        consulting, severance, termination,
                                        retirement, change in control,
                                        retention, incentive or deferred
                                        compensation, bonus, stock option or
                                        other equity based, vacation or holiday
                                        pay, dependent care assistance, excess
                                        benefit, salary continuation, medical,
                                        life, disability or other welfare or
                                        fringe benefit or compensation plan,
                                        policy, program, agreement, arrangement
                                        or commitment.

 "ENCUMBRANCES"                         means security interests, liens
                                        (statutory or otherwise), Claims,
                                        charges, title defects, mortgages,
                                        pledges, easements, encroachments,
                                        restrictions on use, rights-of-way,
                                        rights of first refusal, conditional
                                        sales or other title retention
                                        agreements, covenants, conditions or
                                        other similar restrictions (including
                                        restrictions on transfer) or other
                                        encumbrances of any nature whatsoever.

"ENVIRONMENT"                           means any ambient workplace or indoor
                                        air, surface water, drinking water
                                        supply, groundwater, land surface or
                                        subsurface strata, river sediment and
                                        buildings, structures and fixtures.

"ENVIRONMENTAL CLAIM"                   means any legal proceeding, lien, order,
                                        notice of violation or investigation, or demand from any Governmental Authority or any Person (other than HCI or its Affiliates) alleging liability under
                                        Environmental Law, resulting from or
                                        based upon: (a) the failure to comply
                                        with Environmental Law; (b) the failure
                                        to comply with any Environmental Permit;
                                        (c) the presence in the Environment or
                                        Release of, or human exposure to, any
                                        Regulated Substance or any other
                                        substance, material or waste alleged to
                                        be toxic, hazardous or dangerous; or (d) the obligation to conduct any Remedial
                                        Action.

"ENVIRONMENTAL LAW"                     means any applicable Law concerning: (a)
                                        the Environment, including pollution,
                                        contamination, cleanup, preservation,
                                        protection, and reclamation thereof; (b) human health or safety to the extent relating to workplace conditions or the exposure of employees and other persons to any Regulated Substance; (c) any Release or threatened Release of any Regulated Substance; or (d) the environmental aspects of the management of any Regulated Substance, including the manufacture, generation, use, treatment, handling, storage, disposal, transportation, re-use, recycling or reclamation of any Regulated Substance.

"ENVIRONMENTAL PERMIT"                  means any permit, registration,
                                        approval, identification number, license or other authorization required under or issued pursuant to any Environmental
                                        Law.

"ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

"EXCHANGE ACT"                          means the United States Securities
                                        Exchange Act of 1934, as amended.

"EXISTING AGREEMENTS"                   means the Stockholder's Agreements, the
                                        Share Repurchase Agreement and the HIBSA
                                        Agreement.

"FEDERAL CONSOLIDATED RETURN"           means any U.S. Federal Tax Return for an
                                        Affiliated Group.

"FEDERAL INCOME TAX"                    means any Tax imposed by Subtitle A or F
                                        of the Code.

"FTC"                                   means the United States Federal Trade
                                        Commission.

"GAAP"                                  means United States generally accepted
                                        accounting principles.

"GOVERNMENTAL AUTHORITY"                means any supranational, national,
                                        federal, state or local government,
                                        foreign or domestic, or the government
                                        of any political subdivision of any of
                                        the foregoing, or any entity, authority, agency, commission, court, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity or self-regulatory body or stock exchange established by a Governmental Authority to perform any of such functions.

"HENKEL DIRECTORS"                      means Mr. Christoph Henkel, Dr. Klaus
                                        Morwind, Mr. Michael Shannon and any
                                        predecessor member of the Clorox Board
                                        of Directors who served as such at the
                                        request of Parent under the
                                        Stockholder's Agreements.

"HIBSA" means Henkel Iberica S.A., a company organized under the laws of the Kingdom of Spain.

"HIBSA AGREEMENT"                       means the Joint Venture Agreement, dated
                                        as of October 1, 1985, together with the Joint Venture Termination Agreement, dated as of October 2, 1985, in each case between Clorox and Parent.

"HIBSA EQUITY INTEREST"                 means Clorox's equity interest in HIBSA
                                        as of the date hereof.

"INCOME TAX"                            means any Federal Income Tax, State
                                        Income Tax, or any Tax imposed by any
                                        country or any possession of the United
                                        States, or by any political subdivision
                                        of any country or United States
                                        possession, which is an income tax as
                                        defined in Treas. Reg.ss.1.901-2 or as
                                        defined in any relevant United States
                                        income Tax treaty.

"INDEBTEDNESS"                          of any Person means, without
                                        duplication, (a) all obligations of such Person for money borrowed; (b) all obligations of such Person evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (c) all obligations of such Person issued or assumed for deferred purchase price payments associated with acquisitions, divestitures or other similar transactions; (d) all obligations of such Person under leases required to be capitalized in accordance with GAAP, as consistently applied by such Person; and (e) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance, guarantees or similar credit transaction, excluding in all cases in clauses (a) through (e) current accounts payable, trade payables and accrued Liabilities incurred in the ordinary course of business.

"INSECTICIDES BUSINESS"                 means the business of developing,
                                        manufacturing, improving, marketing,
                                        distributing and/or selling the products described in Annex I to this Agreement.

"INSURANCE POLICIES"                    means each insurance policy (other than
                                        relating to Employee Benefit Plans),
                                        which, as of the date hereof or
                                        hereafter until the Closing, is
                                        maintained by or on behalf of or
                                        provides coverage to Clorox or any of
                                        its Affiliates primarily with respect to the Transferred Businesses.

"IP LICENSES"                           means the Intellectual Property Licenses
                                        to be entered into by and between Clorox and Splitco as of the Closing set forth in Exhibits C-1 and C-2 hereto.

"KOREAN REAL PROPERTY LEASE"            means the lease agreement dated as of
                                        May 1, 2003, between Union Steel Co.
                                        Ltd., as lessor, and Clorox Korea, as
                                        lessee, with respect to 890 Daechi-dong, Gangnam-gu, Seoul.

"LAWS" means all national, federal, state or local laws (including common law), constitutions, statutes, codes, rules, regulations, ordinances, directives, concessions, executive orders, decrees or requirements of a Governmental Authority having the force of law.

"LIABILITIES"                           means any and all debts, liabilities,
                                        commitments and obligations, whether or
                                        not fixed, contingent or absolute,
                                        matured or unmatured, direct or
                                        indirect, liquidated or unliquidated,
                                        accrued or unaccrued, known or unknown,
                                        whether or not required by GAAP to be
                                        reflected in financial statements or
                                        disclosed in the notes thereto.

"LICENSED INTELLECTUAL PROPERTY"        means Intellectual Property that is (a)
                                        held for use under license by Splitco as of Closing or (b) held for use under license by Clorox Korea (other than, in the case of clause (b), any such Intellectual Property constituting an
                                        Excluded Asset).

"MATERIAL ADVERSE EFFECT"               means, with respect to a Person or the
                                        Transferred Businesses, any change,
                                        effect, event, occurrence or state of
                                        facts which would be reasonably likely
                                        to be materially adverse to the
                                        business, properties, results of
                                        operations or condition (financial or
                                        otherwise) of such Person and its
                                        Subsidiaries, taken as a whole, or the
                                        Transferred Businesses, taken as a
                                        whole, other than any change, effect,
                                        event, occurrence or state of facts (a)
                                        that is generally applicable in the
                                        economy of the United States or the
                                        Republic of Korea, (b) that is generally applicable in the United States securities markets, (c) affecting the home cleaning or insecticide consumer products industries generally (unless adversely affecting the Transferred
                                        Businesses in a materially
                                        disproportionate manner), (d) arising
                                        from or related to an act of terrorism
                                        (unless adversely affecting the
                                        Transferred Businesses in a materially
                                        disproportionate manner), or (e) arising from or related to the announcement or execution of this Agreement or any of the Ancillary Agreements (including the identity of Clorox's or any Clorox
                                        Entity's counterparties hereunder or
                                        thereunder) or the consummation of the
                                        transactions contemplated hereby or
                                        thereby. For the avoidance of doubt, the term Material Adverse Effect as applied to the Transferred Businesses shall be deemed to be a reference to the Transferred Businesses without taking into account the Additional Assets pursuant to the Reorganization.

"OWNED INTELLECTUAL PROPERTY"           means Intellectual Property that as of
                                        Closing is owned by Splitco or Clorox
                                        Korea.

"OWNED REAL PROPERTY"                   means the real property owned in fee by
                                        Clorox Korea.

"PERMITTED ENCUMBRANCES"                means (a) Encumbrances for Taxes or
                                        other assessments or charges by
                                        Governmental Authorities that arise by
                                        operation of Law and are not yet due and payable, or that are being contested in good faith by appropriate proceedings;
                                        (b) mechanics', carriers', workers',
                                        materialmen's, warehousemen's and
                                        similar liens arising or incurred in the ordinary course of business; (c)
                                        Encumbrances on Business Assets arising
                                        in the ordinary course of business that
                                        do not and would not be reasonably
                                        likely to impair the continued use or
                                        operation of such Business Assets
                                        substantially as such assets are
                                        currently used or operated; and (d)
                                        Encumbrances disclosed in Section 4.11
                                        of Clorox's Disclosure Schedule.

"PERSON" means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, firm, branch, registered office, Governmental Authority or any other entity.

"PRE-CLOSING PERIOD"                    means any Tax Period ending on or before
                                        the Closing Date, and, in the case of
                                        any Straddle Period, the portion of such Straddle Period ending on the Closing
                                        Date.

"REAL PROPERTY"                         means, collectively, the Owned Real
                                        Property and the leasehold estate in the real property leased to Clorox Korea pursuant to the Korean Real Property
                                        Lease.

"REGULATED SUBSTANCES"                  means any substance that in relevant
                                        quantity, form or concentration is
                                        listed, defined or regulated as a
                                        pollutant, contaminant, hazardous,
                                        dangerous or toxic substance, material
                                        or waste pursuant to any Environmental
                                        Law, including any explosives, radon,
                                        radioactive materials, asbestos, urea
                                        formaldehyde foam insulation,
                                        polychlorinated biphenyls, petroleum and petroleum products (including waste petroleum and petroleum products).

"RELATED TO THE TRANSFERRED BUSINESSES" means primarily related to, used primarily in, or primarily arising out
                                        of, one of the Transferred Businesses as conducted by Clorox and its Affiliates as of the date of this Agreement or at any time prior to the Closing.

"RELEASE"                               means any release, spill, emission,
                                        discharge, leaking, pumping, injection,
                                        deposit or disposal (as those terms are
                                        defined in any Environmental Law) at,
                                        into or onto the Environment.

"REMEDIAL ACTION"                       means any action, including any capital
                                        expenditure, which the Transferred
                                        Businesses are required to undertake
                                        pursuant to Environmental Law to (a)
                                        investigate, monitor, clean up, remove
                                        or treat any Regulated Substance in the
                                        Environment; or (b) prevent the Release
                                        or threat of Release, or minimize the
                                        further Release, of any Regulated
                                        Substance so it does not endanger or
                                        threaten to endanger the Environment or
                                        public health or welfare.

"RETAINED BUSINESS"                     means the business currently conducted
                                        by Clorox and its Affiliates, other than the Transferred Businesses.

"SECURITIES ACT"                        means the United States Securities Act
                                        of 1933, as amended.

"SHARE REPURCHASE AGREEMENT"            means the Share Repurchase Agreement,
                                        dated July 16, 2003, between HCI and
                                        Clorox.


"SOFT SCRUB BUSINESS"                   means the business of developing,
                                        manufacturing, improving, marketing,
                                        distributing and/or selling the products described in Annex II to this Agreement.

"STATE INCOME TAX"                      means any Tax imposed by any State of
                                        the United States or by any political
                                        subdivision of any such State which is
                                        imposed on or measured by net income,
                                        including state and local franchise or
                                        similar Taxes measured by net income.

"STOCKHOLDER'S AGREEMENTS"              means, collectively, (i) the letter
                                        agreement dated July 31, 1974, between
                                        Clorox and the predecessor to Parent,
                                        (ii) the letter agreement dated June 18, 1981, between Clorox and Parent, (iii) the Agreement, dated as of July 16, 1986, between Parent and Clorox, and
                                        (iv) the Agreement, dated as of March
                                        18, 1987, between Parent and Clorox.

"STRADDLE PERIOD"                       means any Tax Period that begins on or
                                        before and ends after the Closing Date.

"SUBSIDIARY"                            of any entity means, at any date, any
                                        Person of which securities or other
                                        ownership interests representing more
                                        than 50% of the equity or more than 50%
                                        of the ordinary voting power or, in the
                                        case of a partnership, more than 50% of
                                        the general partnership interests or
                                        more than 50% of the profits or losses
                                        of which are, as of such date, owned,
                                        controlled or held by the applicable
                                        entity or one or more subsidiaries of
                                        such entity. For purposes of this
                                        Agreement, prior to the Closing, Splitco shall be a Subsidiary of Clorox and, following the Closing, Splitco shall be a Subsidiary of Parent and shall not be a Subsidiary of Clorox.

"TAX" OR "TAXES"                        means any national, federal, state or
                                        local taxes, including but not limited
                                        to any income, gross receipts, payroll,
                                        employment, excise, customs duties,
                                        severance, stamp, business, premium,
                                        windfall profits, environmental
                                        (including taxes under section 59A of
                                        the Code), capital stock, franchise,
                                        profits, withholding, social security
                                        (or similar), unemployment, disability,
                                        real property, personal property, sales, use, service, service use, occupation, lease, lease use, transfer, registration, value added, workers' compensation, employee withholding tax, or similar tax, any alternative or add-on minimum tax, and any estimated tax, in each case, including any interest, penalty, or addition thereto, whether disputed or not.

"TAX AUTHORITY"                         means, with respect to any Tax, the
                                        Governmental Authority that imposes such
                                        Tax and/or is charged with the
                                        collection of such Tax.

"TAX BENEFIT"                           means the Tax effect of any item of
                                        loss, deduction or credit or any other
                                        item (including increases in Tax basis)
                                        which decreases Taxes paid or required
                                        to be paid, including any interest with
                                        respect thereto or interest that would
                                        have been payable but for such item.

"TAX MATTERS AGREEMENT"                 means the Tax Matters Agreement to be
                                        entered into by and among Clorox, HCI,
                                        Parent and Splitco as of the Closing set forth in Exhibit D hereto.

"TAX LAW"                               means any Law relating to any Tax.

"TAX OPINION REPRESENTATIONS"           means the letters of representations,
                                        dated as of the Closing Date, to be
                                        provided by each of Clorox, Parent and
                                        HCI to each of the firms providing the
                                        Tax Opinions as a condition to, and in
                                        connection with, the issuance of the Tax
                                        Opinions, in form and substance
                                        substantially as set forth in Exhibit E
                                        to this Agreement.

"TAX OPINIONS"                          means (i) the opinion of Baker &
                                        McKenzie LLP to be received by Clorox
                                        and (ii) the opinion of Deloitte Tax LLP to be received by Parent and HCI, in each case with respect to qualification of the Exchange under Section 355 of the Code, in form and substance substantially as set forth in Exhibits
                                        F-1 and F-2 to this Agreement, dated as
                                        of the Closing Date.

"TAX PERIOD"                            means, with respect to any Tax, the
                                        period for which the Tax is reported as
                                        provided under the Code or other
                                        applicable Tax Law.

"TAX RETURN"                            means any report of Taxes due, any
                                        Claims for refund of Taxes paid, any
                                        information return with respect to
                                        Taxes, or any other similar report,
                                        statement, declaration, or document
                                        required to be filed under the Code or
                                        other Tax Law, including any
                                        attachments, exhibits, or other
                                        materials submitted with any of the
                                        foregoing, and including any amendments
                                        or supplements to any of the foregoing.

"TRANSFERRED BUSINESSES"                means the Insecticides Business and the
                                        Soft Scrub Business, collectively.

"TRANSFERRED EMPLOYEE"                  means those individuals who (i) are (a)
                                        employed by Clorox Korea and whose
                                        services are Related to the Transferred
                                        Businesses, or (b) listed in Section
                                        6.18 of Clorox's Disclosure Schedule,
                                        and (ii) are actively employed by
                                        Splitco or Clorox Korea on the Closing
                                        Date, including any such individuals who are absent from work due to temporary illness, short-term disability, vacation or approved temporary leave of absence, but not including any such individual who is on long-term disability leave or is otherwise absent from work as of the Closing Date.

"TRANSITION  SERVICES AGREEMENT"        means the Transition Services Agreement
                                        to be entered into by and between Clorox
                                        Services Company and Splitco as of the
                                        Closing set forth in Exhibit G hereto.

         Section 1.2 Terms Defined in Other Sections. The following terms are defined elsewhere in this Agreement in the following Sections:

Agreement...................................................     Preamble
Antitrust Laws..............................................     Section 6.4(b)
Base Korea Working Capital..................................     Section 2.6(b)
Base Selected Financial Amount..............................     Section 2.5(b)
Business Assets.............................................     Section 3.2
Business Financial Statements...............................     Section 4.17(a)
Business Liabilities........................................     Section 3.4
Business Records............................................     Section 6.7(b)
Claim Dispute Notice .......................................     Section 10.5(d)
Clorox......................................................     Preamble
Clorox Basket...............................................     Section 10.2(b)
Clorox Cap..................................................     Section 10.2(b)
Clorox Common Stock ........................................     Recitals
Clorox De Minimis...........................................     Section 10.2(b)
Clorox Options..............................................     Section 6.19
Clorox's knowledge..........................................     Section 11.15
Closing.....................................................     Section 2.2
Closing Date................................................     Section 2.2
Closing Date Korea Working Capital Statement................     Section 2.6(a)
Closing Date Selected Financial Amount Statement............     Section 2.5(a)
Competing Soft Scrub Business...............................     Section 6.15(g)
Competing Splitco Business..................................     Section 6.15(g)
Current Assets..............................................     Section 2.6(e)
Current Liabilities.........................................     Section 2.6(e)
Damages.....................................................     Section 10.4
Dispute Accountants.........................................     Section 2.5(d)
Dispute Party...............................................     Section 11.4(b)
Dispute Parties.............................................     Section 11.4(b)
Exchange....................................................     Recitals
Excluded Assets.............................................     Section 3.3
Excluded Liabilities........................................     Section 3.5
FIFRA.......................................................     Section 4.5(e)
Final Closing Date Korea Working Capital Statement..........     Section 2.6(c)
Final Closing Date Selected Financial Amount Statement......     Section 2.5(c)
HCI.........................................................     Preamble
HCI-Owned Clorox Shares ....................................     Recitals
HSR Act.....................................................     Section 4.5(e)
Indemnity Claim.............................................     Section 10.5(a)
Intellectual Property.......................................     Section 4.10(g)
Intercompany Arrangement....................................     Section 4.21
Korea Working Capital.......................................     Section 2.6(e)
Korea Working Capital Dispute Notice........................     Section 2.6(c)
Notice of Claim.............................................     Section 10.5(a)
Parent......................................................     Preamble
Parent Basket...............................................     Section 10.3(b)
Parent Cap..................................................     Section 10.3(b)
Parent De Minimis...........................................     Section 10.3(b)
Parent's knowledge..........................................     Section 11.15
Permits.....................................................     Section 4.18
Product.....................................................     Section 4.24
Records.....................................................     Section 6.7(b)
Reorganization..............................................     Section 3.1
Representatives.............................................     Section 10.2(a)
Selected Financial Amount...................................     Section 2.5 (e)
Selected Financial Dispute Notice...........................     Section 2.5 (c)
Splitco.....................................................     Recitals
Splitco Shares .............................................     Recitals
Third Party Claim...........................................     Section 10.6(a)
Title Reps..................................................     Section 10.1
Transferred Intellectual Property...........................     Section 3.2(e)
Transferred Names...........................................     Section 6.12(c)


         Section 1.3 Interpretation. Unless otherwise indicated to the contrary in this Agreement by the context or use thereof: (a) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section, Article or paragraph hereof; (b) references in this Agreement to Sections, Articles or paragraphs refer to sections, articles or paragraphs of this Agreement; (c) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; (d) words importing the singular shall also include the plural, and vice versa; (e) the word "including" means "including without limitation"; and (f) the transactions contemplated by this Agreement include, for the avoidance of doubt, the Reorganization.

                                   Article II
                         EXCHANGE OF STOCK; CLOSING; CONSIDERATION ADJUSTMENTS

         Section 2.1 Exchange of Stock. Upon the terms and subject to the conditions of this Agreement, at the Closing, the parties shall effect the Exchange as follows: (a) Clorox shall assign, transfer, convey and deliver to HCI and HCI shall accept and acquire from Clorox, all of the Splitco Shares (free and clear of all Encumbrances) in exchange for the HCI-Owned Clorox Shares, and (b) HCI shall assign, transfer, convey and deliver to Clorox, and Clorox shall accept and acquire from HCI, the HCI-Owned Clorox Shares (free and clear of all Encumbrances) in exchange for the Splitco Shares.

         Section 2.2 Closing. The closing of the Exchange and the other transactions contemplated hereby (the "Closing") shall take place at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, NY 10006, at 10:00 A.M. on the fifth Business Day following the date on which the last of the unsatisfied or unwaived conditions set forth in Article VIII has been satisfied or waived (other than those conditions contemplated to be satisfied at, or only capable of being satisfied at, the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time and place as is mutually agreed in writing by the parties hereto; provided that, unless otherwise agreed by the parties, the Closing shall take place no earlier than November 22, 2004 (or, upon the written request of Parent delivered prior to or promptly upon such satisfaction or waiver, December 1, 2004). The date of the Closing is referred to herein as the "Closing Date."

         Section 2.3 Clorox's Deliveries at the Closing. At the Closing, Clorox shall deliver or cause to be delivered to HCI and Parent the following:

         (a) one or more stock certificates, together with stock powers executed in blank or other duly executed instruments of transfer, representing all of the issued and outstanding capital stock of Splitco and all outstanding stock certificates or other evidence of ownership of Clorox Korea;

         (b) the stock books, stock ledgers and minute books of Splitco and Clorox Korea;

         (c) certified copies of resolutions, duly adopted by the Board of Directors of Clorox and the Affiliates of Clorox who are to be parties to the Ancillary Agreements, respectively, which shall be in full force and effect at the time of the Closing, authorizing the execution and delivery and performance by Clorox and such Clorox Affiliates, respectively, of this Agreement and the applicable Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

         (d) a certificate of the Chief Executive Officer or Chief Financial Officer of Clorox, or other executive officer of Clorox approved by the Board of Directors of Clorox, pursuant to Sections 8.2 (a) and (b);

         (e) each of the Ancillary Agreements, executed by Clorox and its respective Affiliates, as the case may be;

         (f) any written releases obtained by Clorox pursuant to Section 6.8(a);

         (g) letters of resignation, dated as of the Closing Date, from each of the directors and officers of Splitco and Clorox Korea identified by HCI to Clorox at least three Business Days prior to the Closing Date, resigning from any position held by such individual with Splitco or Clorox Korea and terminating any authorization such individual may have in respect of bank accounts, fiduciary accounts, lock-boxes, safe deposit boxes or other similar accounts of Splitco or Clorox Korea;

         (h) a general release and discharge from Clorox, on behalf of itself and its Affiliates, in form and substance reasonably satisfactory to HCI, releasing and discharging Splitco and Clorox Korea from any and all Liabilities in connection with or arising out of any act or omission of Splitco or Clorox Korea or any of their respective officers, directors, employees or agents, in such capacity, at or prior to the Closing, except to the extent such Liabilities are expressly contemplated to be retained or assumed by Splitco or Clorox Korea pursuant to this Agreement or any of the Ancillary Agreements or arise out of this Agreement or any of the Ancillary Agreements;

         (i) letters of resignation, dated as of the Closing Date, from each of Mr. Dan Heinrich and Mr. Lawrence Steven Peiros as a member of the Board of Directors of HIBSA;

         (j) an instrument or instruments terminating the Existing Agreements;
and

         (k) such other documents as are reasonably required by Parent or HCI to be delivered to effectuate the transactions contemplated hereby and by the Ancillary Agreements.

         Section 2.4 Parent's and HCI's Deliveries at the Closing. At the Closing, Parent and HCI shall deliver or cause to be delivered to Clorox the following:

         (a) one or more stock certificates, together with stock powers executed in blank or other duly executed instruments of transfer, representing all the HCI-Owned Clorox Shares;

         (b) certified copies of resolutions, duly adopted by the Board of Directors of HCI, the other Affiliates of Parent who are parties to the Ancillary Agreements, and the Board of Management and the Shareholder Committee of Parent, respectively, which shall be in full force and effect at the time of the Closing authorizing the execution and delivery and performance by Parent, HCI and such other Affiliates of Parent, respectively, of this Agreement and the applicable Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

         (c) each of the Ancillary Agreements to which Parent, HCI or any of their respective Affiliates is a party, executed by Parent, HCI or such Affiliates, as the case may be;

         (d) certificates of the Chief Executive Officer or Chief Financial Officer of each of Parent and HCI, or other executive officers of such Person approved by the Board of Directors or similar body of Parent and HCI, as applicable, pursuant to Sections 8.3(a) and (b);

         (e) letters of resignation, dated as of the Closing Date, from each of Mr. Christoph Henkel, Dr. Klaus Morwind and Mr. Michael Shannon as a member of the Clorox Board of Directors;

         (f) an instrument or instruments terminating the Existing Agreements;
and

         (g) such other documents as are reasonably required by Clorox to be delivered to effectuate the transactions contemplated hereby and by the Ancillary Agreements.

         Section 2.5  Purchase Price Adjustment; Selected Financial Items.

         (a) Within 60 days after the Closing Date, Clorox shall deliver to HCI a statement setting forth the Selected Financial Amount as of the close of business on the Closing Date (the "Closing Date Selected Financial Amount Statement") prepared in accordance with Section 2.5(e). HCI and its representatives and accountants shall have the right to observe the process of the preparation of the Closing Date Selected Financial Amount Statement, and such access as they may reasonably request for such purpose to any books, records, work papers or other information.

         (b) In the event that the Selected Financial Amount reflected on the Closing Date Selected Financial Amount Statement is less than the amount designated as the Base Selected Financial Amount in Section 2.5 of Clorox's Disclosure Schedule (the "Base Selected Financial Amount"), Clorox shall pay to Splitco, by wire transfer of immediately available funds, an amount equal to the excess of the Base Selected Financial Amount over the Selected Financial Amount reflected on the Closing Date Selected Financial Amount Statement. In the event that the Selected Financial Amount reflected on the Closing Date Selected Financial Amount Statement is greater than the Base Selected Financial Amount, HCI shall cause Splitco to pay to Clorox, by wire transfer of immediately available funds, an amount equal to the excess of the Selected Financial Amount reflected on the Closing Date Selected Financial Amount Statement over the Base Selected Financial Amount. Any payments required pursuant to this paragraph (b) shall be made within 30 calendar days following the receipt by HCI of the Closing Date Selected Financial Amount Statement, unless an Selected Financial Dispute Notice is delivered.

         (c) If, within 30 calendar days after the date of receipt by HCI of the Closing Date Selected Financial Amount Statement, HCI disputes the Selected Financial Amount reflected therein, HCI will give written notice to Clorox within such 30 calendar day period (an "Selected Financial Dispute Notice"). Any Selected Financial Dispute Notice shall (i) specify in reasonable detail the nature of any disagreement so asserted and (ii) only include disagreements based on errors of fact, mathematical errors or based on the Selected Financial Amount not being calculated in accordance with this Section 2.5. The scope of the disputes to be resolved by the Dispute Accountants shall be limited to the items referred to in clause (ii) of the immediately preceding sentence, and the Dispute Accountants are not to make any other determination. In the event that HCI notifies Clorox in writing that it has accepted the Closing Date Selected Financial Amount Statement, or in the event that HCI does not deliver an Selected Financial Dispute Notice within 30 calendar days of receipt of the Closing Date Selected Financial Amount Statement, then the Closing Date Selected Financial Amount Statement shall become the final Closing Date Selected Financial Amount Statement (the "Final Closing Date Selected Financial Amount Statement").

         (d) If HCI submits an Selected Financial Dispute Notice to Clorox within such 30-day period, HCI and Clorox shall work together in good faith to seek to resolve any differences that they may have with respect to the matters specified in the Selected Financial Dispute Notice. If Clorox and HCI are unable to resolve their disagreement within 30 calendar days after Clorox's receipt of an Selected Financial Dispute Notice from HCI, the dispute shall be referred to a nationally known firm of independent public accountants mutually selected by Clorox and HCI (the "Dispute Accountants") as promptly as practicable for determination of any and all matters that remain in dispute and were properly included in the Selected Financial Dispute Notice. In the event that Clorox and HCI are unable to agree on the Dispute Accountants, then the Parties agree to retain PricewaterhouseCoopers LLP. The Dispute Accountants will make a determination as to any and all matters that remain in dispute and were properly included in the Selected Financial Dispute Notice, which determination will be
(a) in writing, (b) furnished to each of Clorox and HCI as promptly as practicable after the dispute has been referred to the Dispute Accountants, (c) made in accordance with this Agreement, and (d) conclusive and binding. Clorox and HCI will use commercially reasonable efforts to cause the Dispute Accountants to render their decision within 30 days of submitting such dispute and shall promptly comply with all reasonable written requests for information, books, records and similar items. Neither party will disclose to the Dispute Accountants, and the Dispute Accountants will not consider for any purpose, any settlement offer made by either party. As part of the resolution of all outstanding disputes, the parties will cause the Dispute Accountants to prepare the Final Closing Date Selected Financial Amount Statement. Any payments required upon the determination by the Dispute Accountants shall be made within 10 calendar days following such determination.

         (e) As used herein, the term "Selected Financial Amount" has the meaning set forth in Section 2.5 of Clorox's Disclosure Schedule and will be calculated in accordance with the methodologies set forth in Section 2.5 of Clorox's Disclosure Schedule. The parties acknowledge that the Base Selected Financial Amount was also calculated in accordance with the methodologies set forth in Section 2.5 of Clorox's Disclosure Schedule. Following the Closing and until the adjustments provided in this Section 2.5 are completed, HCI shall not take any actions with respect to the accounting books and records of the Transferred Businesses on which the Closing Date Selected Financial Amount Statement is to be based that are not consistent with the Transferred Businesses' past practices.

         Section 2.6  Purchase Price Adjustment; Clorox Korea.

         (a) Within 60 days after the Closing Date, Clorox shall deliver to HCI a statement setting forth the Korea Working Capital as of the close of business on the Closing Date (the "Closing Date Korea Working Capital Statement") prepared in accordance with the procedures outlined in this Section 2.6. HCI and its representatives and accountants shall have the right to observe the process of the preparation of the Closing Date Korea Working Capital Statement, and such access as they may reasonably request for such purpose to any books, records, work papers or other information.

         (b) In the event that the Korea Working Capital reflected on the Closing Date Korea Working Capital Statement is less than the amount designated as the Base Korea Working Capital in Section 2.6 of Clorox's Disclosure Schedule (the "Base Korea Working Capital"), Clorox shall pay to Splitco, by wire transfer of immediately available funds, an amount equal to the excess of the Base Korea Working Capital over the Korea Working Capital reflected on the Closing Date Korea Working Capital Statement. In the event that the Korea Working Capital reflected on the Closing Date Korea Working Capital Statement is greater than the Base Korea Working Capital, HCI shall cause Splitco to pay to Clorox, by wire transfer of immediately available funds, an amount equal to the excess of the Korea Working Capital reflected on the Closing Date Korea Working Capital Statement over the Base Korea Working Capital. Any payments required pursuant to this paragraph (b) shall be made within 30 calendar days following the receipt by HCI of the Closing Date Korea Working Capital Statement, unless a Korea Working Capital Dispute Notice is delivered.

         (c) If, within 30 calendar days after the date of receipt by HCI of the Closing Date Korea Working Capital Statement, HCI disputes the Korea Working Capital reflected therein, HCI will give written notice to Clorox within such 30 calendar day period (a "Korea Working Capital Dispute Notice"). Any Korea Working Capital Dispute Notice shall (i) specify in reasonable detail the nature of any disagreement so asserted and (ii) only include disagreements based on errors of fact, mathematical errors or based on the Korea Working Capital not being calculated in accordance with this Section 2.6. The scope of the disputes to be resolved by the Dispute Accountants shall be limited to the items referred to in clause (ii) of the immediately preceding sentence, and the Dispute Accountants are not to make any other determination. In the event that HCI notifies Clorox in writing that it has accepted the Closing Date Korea Working Capital Statement, or in the event that HCI does not deliver a Korea Working Capital Dispute Notice within 30 calendar days of receipt of the Closing Date Korea Working Capital Statement, then the Closing Date Korea Working Capital Statement shall become the final Closing Date Korea Working Capital Statement (the "Final Closing Date Korea Working Capital Statement").

         (d) If HCI submits a Korea Working Capital Dispute Notice to Clorox within such 30-day period, HCI and Clorox shall work together in good faith to seek to resolve any differences that they may have with respect to the matters specified in the Korea Working Capital Dispute Notice. If Clorox and HCI are unable to resolve their disagreement within 30 calendar days after Clorox's receipt of a Korea Working Capital Dispute Notice from HCI, the dispute shall be referred to the Dispute Accountants as promptly as practicable for determination of any and all matters that remain in dispute and were properly included in the Korea Working Capital Dispute Notice. The Dispute Accountants will make a determination as to any and all matters that remain in dispute and were properly included in the Korea Working Capital Dispute Notice, which determination will be (a) in writing, (b) furnished to each of Clorox and HCI as promptly as practicable after the dispute has been referred to the Dispute Accountants, (c) made in accordance with this Agreement, and (d) conclusive and binding. Clorox and HCI will use commercially reasonable efforts to cause the Dispute Accountants to render their decision within 30 days of submitting such dispute and shall promptly comply with all reasonable written requests for information, books, records and similar items. Neither Clorox nor HCI shall disclose to the Dispute Accountants, and the Dispute Accountants will not consider for any purpose, any settlement offer made by either party. As part of the resolution of all outstanding disputes, the parties will cause the Dispute Accountants to prepare the Final Closing Date Korea Working Capital Statement. Any payments required upon the determination by the Dispute Accountants shall be made within 10 calendar days following such determination.

         (e) The term "Korea Working Capital" means the Current Assets minus the Current Liabilities. The terms "Current Assets" and "Current Liabilities" mean the current assets and current liabilities, respectively, of Clorox Korea, calculated in accordance with GAAP as reflected in the balance sheet of Clorox Korea included in the Business Financial Statements (each of which shall have been adjusted to exclude all Excluded Assets and Excluded Liabilities) and otherwise in accordance with Section 2.6 of Clorox's Disclosure Schedule. Following the Closing and until the adjustments provided in this Section 2.6 are completed, HCI shall not take any action with respect to the accounting books and records of Clorox Korea on which the Closing Date Korea Working Capital Statement is to be based that are not consistent with Clorox Korea's past practices. Without limiting the generality of the foregoing, no changes shall be made in any reserve or other account existing as of the date of the balance sheet of Clorox Korea included in the Business Financial Statements, except as a result of events occurring after the date of such balance sheet and, in such event, only in a manner consistent with past practices.

         Section 2.7  Purchase Price Adjustment; Additional Provisions.

         (a) Any payments made pursuant to Sections 2.5 and 2.6 shall be treated as set forth in the Tax Matters Agreement.

         (b) HCI and Clorox shall share the fees and expenses charged by any Dispute Accountants retained hereunder in respect of any Selected Financial Dispute Notice or any Korea Working Capital Dispute Notice, unless one party's position in any such dispute shall have been determined by the Dispute Accountants to be correct, in which case the other party shall pay all such fees and expenses for such dispute.

                                  ARTICLE III
                                 REORGANIZATION

         Section 3.1 Reorganization. Clorox agrees that, on or prior to the Closing, Clorox shall, and shall cause its respective Subsidiaries to, assign, transfer, convey and deliver to Splitco or Clorox Korea in accordance with the reorganization plan set forth on Schedule 1 to this Agreement, the Business Assets, the Additional Assets and the Business Liabilities, excluding any assets and Liabilities of Clorox Korea that constitute Excluded Assets and Excluded Liabilities, respectively (the "Reorganization"), and in exchange therefor, Splitco or Clorox Korea shall accept, assume and agree to pay, perform or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof, the Business Liabilities.

         Section 3.2 Business Assets. For purposes of this Agreement, "Business Assets" means all of the right, title and interest of Clorox or any of its Affiliates in, to and under all of the assets, properties, rights, Contracts, Claims and interests, whether tangible or intangible, real, personal or mixed, whether or not appearing on the books of Clorox, which are described in the following paragraphs (a) through (l):

         (a) all of the shares of common stock held by Clorox or any of its Subsidiaries in Clorox Korea;

         (b) all manufacturing machinery and equipment related primarily to the Insecticides Business (other than any machinery and equipment of Clorox Korea, which is to be transferred pursuant to the transfer of shares contemplated by
Section 3.2(a) above) or the Soft Scrub Business, in each case as and solely to the extent set forth in Section 3.2(b) of Clorox's Disclosure Schedule, and all other furnishings, furniture, machinery, equipment and other personal property listed on Section 3.2(b) of Clorox's Disclosure Schedule;

         (c) all finished goods inventories with respect to the products of the Transferred Businesses (other than any inventories of Clorox Korea, which are to be transferred pursuant to the transfer of shares contemplated by Section 3.2(a) above);

         (d) all rights and incidents of interest of Clorox or any of its Affiliates, as of the Closing Date in and to all Business Contracts, including those listed in Section 3.2(d) of Clorox's Disclosure Schedule (other than Contracts of Clorox Korea, which are to be transferred pursuant to the transfer of shares contemplated by Section 3.2(a) above);

         (e) all Intellectual Property (i) used primarily in the Insecticides Business as conducted by Clorox and its Affiliates as of the Closing Date (other than any Intellectual Property of Clorox Korea, which is to be transferred pursuant to the transfer of shares contemplated by Section 3.2(a) above) or (ii) listed in Section 3.2(e) of Clorox's Disclosure Schedule, in each case that is owned, in whole or in part, or held for use under license by Clorox or any of its Affiliates (collectively, the "Transferred Intellectual Property");

         (f) all telephone numbers, copies of books and records and files, papers, tapes, disks, manuals, keys, reports, plans, catalogs, sales and promotional materials, data brochures, customer referral lists and all other printed and written materials Related to the Transferred Businesses;

         (g) all rights under or pursuant to all warranties, representations, guarantees, indemnities and similar rights in favor of any Business Asset;

         (h) all Permits issued by any Governmental Authorities held or used by Clorox or its Affiliates primarily in connection with the operation of any other Business Assets (to the extent permitted by applicable Law to be transferred);

         (i) all credits, deferred and prepaid charges and security deposits of Clorox or any of its Affiliates that are Related to the Transferred Businesses;

         (j) any life Insurance Policies owned by Clorox or any of its Affiliates covering the life of any Transferred Employee;

         (k) all causes of action or Claims of any kind available to or being pursued by Clorox or any of its Affiliates, whether as plaintiff, claimant, counterclaimant or otherwise, primarily relating to any other Business Asset; and

         (l) all goodwill relating to any Business Asset.

         For the avoidance of doubt, the term "Business Assets" shall not include the Additional Assets, but shall include all the assets of Clorox Korea, other than Excluded Assets.

         Section 3.3 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, it is hereby acknowledged and agreed that HCI shall not directly or indirectly acquire or accept from Clorox or any of its Affiliates, any assets, properties, rights, Contracts, Claims or other interests
(a) which are not described in paragraphs (a) through (l) of Section 3.2 or do not constitute Additional Assets or (b) of Clorox Korea that are listed in
Section 3.3 of Clorox's Disclosure Schedule (all such assets, properties, rights, Contracts, Claims and other interests being referred to herein, collectively, as the "Excluded Assets").

         Section 3.4 Business Liabilities. For purposes of this Agreement, the term "Business Liabilities" means, collectively, (a) all Liabilities under the Business Contracts transferred or assigned to Splitco or Clorox Korea to the extent arising from acts or omissions of HCI or any of its Affiliates or events occurring or conditions existing after the Closing, (b) all Liabilities relating to Business Intellectual Property or Permits transferred or assigned to Splitco or Clorox Korea to the extent arising from acts or omissions of HCI or any of its Affiliates or events occurring or conditions existing after the Closing, (c) except as set forth in Section 3.5, Liabilities to or in respect of Transferred Employees (or their respective beneficiaries or dependents) to the extent arising from acts, omissions, events, circumstances or conditions occurring or existing on or after the Closing, (d) except as set forth in Section 3.5, all Liabilities of Clorox Korea, and (e) the Liabilities listed in Section 3.4 of Clorox's Disclosure Schedule.

         Section 3.5 Excluded Liabilities. Notwithstanding anything in this Agreement to the contrary, except as otherwise expressly contemplated by the Ancillary Agreements, it is hereby acknowledged and agreed that HCI shall not directly or indirectly assume or be obligated to pay, perform or otherwise assume or discharge any Liabilities of Clorox or any of its Affiliates (including Splitco and Clorox Korea) that are not Business Liabilities (such Liabilities being referred to herein, collectively, as the "Excluded Liabilities"), it being understood that references herein to Business Liabilities shall not include the following:

         (a) any Liability to the extent relating to an Excluded Asset (including any Liability set forth on Section 3.5(a) of Clorox's Disclosure Schedule);

         (b) any Liability in respect of any directors' and officers' liability insurance policy for Clorox or any of its Subsidiaries (including any obligation or liability in respect of any deductible thereunder) or in respect of any by-law or charter provision of Clorox or any of its Subsidiaries providing indemnification for officers, directors or others;

         (c) any Liability of Clorox Korea (i) to the extent arising from acts or omissions of Clorox Korea prior to the Closing, other than any Liability to the extent reflected on the Final Closing Date Korea Working Capital Statement or (ii) listed in Section 3.5(c) of Clorox's Disclosure Schedule;

         (d) any Liability (i) to or in respect of any current or former employee (or his or her beneficiaries or dependents) of Clorox or any of its Affiliates, including Splitco and Clorox Korea, other than Liability to or in respect of Transferred Employees (or their respective beneficiaries or dependents) to the extent arising from acts, omissions, events, circumstances or conditions occurring or existing on or after the Closing, (ii) under any Business Benefit Plans, except for Liabilities under the Business Contracts that constitute Business Assets, or (iii) to or in respect of Transferred Employees (or their respective beneficiaries or dependents) to the extent arising from acts, omissions, events, circumstances or conditions occurring or existing prior to the Closing or otherwise relating to or arising in connection with the Reorganization or the Exchange;

         (e) any Liability in respect of any Environmental Claim Related to the Transferred Businesses, to the extent arising from acts or omissions of Clorox or any of its Affiliates or events occurring or conditions existing prior to the Closing;

         (f) any Liability under or in respect of any Business Contract or Business Benefit Plan, as in effect on the date hereof or, subject to Section 6.2, adopted or entered into by Clorox or any of its Affiliates after the date hereof and prior to the Closing, to pay any amount or provide any compensation or benefit to any Person or to accelerate the vesting, payment or funding of any amount, compensation or benefit of any Person or relating to the payment or acceleration of vesting, funding or payment of any such amount, compensation or benefit, in any such case, in respect of a change in control of Splitco, Clorox Korea or the Transferred Businesses as a result of the consummation of the transactions contemplated by this Agreement (either alone or together with any other event), including the Liabilities or obligations described on Section 3.5(f) of Clorox's Disclosure Schedule; and

         (g) any Liability, including breach of warranty or product liability claims, arising out of any Product manufactured or sold prior to the Closing.

         Section 3.6 Taxes. For purposes of this Agreement, Taxes shall not be a Business Liability or an Excluded Liability, and refunds or credits from Taxes shall not be a Business Asset or Excluded Asset. Liabilities, refunds and credits with respect to Taxes shall be governed by and allocated in accordance with the Tax Matters Agreement.

         Section 3.7  Insurance.

         (a) If the Transferred Businesses or any Business Asset shall suffer any damage, destruction or loss after the date hereof, but before the Closing, and the Transferred Businesses or Business Asset and the related casualty are covered by any Insurance Policy maintained by Clorox or any of its Affiliates, then Clorox shall as soon as practicable repair, restore or replace such Business Asset to the extent of the available insurance coverage, or if time does not permit such repairing, restoring or replacing, pay to Splitco in cash at the Closing, the amount of the proceeds from such policy covering such damage, destruction or loss, provided that no payment shall be required pursuant to this paragraph (a) to the extent that the damage, destruction or loss to the Transferred Businesses or the Business Asset is reflected on the Final Closing Date Selected Financial Amount Statement or the Final Closing Date Korea Working Capital Statement.

         (b) If the Transferred Businesses or any Business Asset shall incur any Business Liability following the date hereof, which arises out of or relates to actions or operations of the Transferred Businesses or such Business Asset prior to the Closing and for which Clorox or any of its Affiliates is entitled to receive reimbursement under any Insurance Policy, Clorox shall promptly notify HCI, and at HCI's request use its reasonable commercial efforts to pursue such claim or, at Clorox's discretion, assign and transfer all right of recovery under such claim to Splitco, if such claim is assignable and transferable, and pay to Splitco any recoveries or other payments received by Clorox or any of its Affiliates from insurance companies to the extent related to the Business Liability; provided that Splitco agrees to pay the reasonable expenses incurred in either pursuing such claim or transferring such claim; provided, further, that if such Business Liability is a current liability of Clorox Korea such Business Liability shall not be reflected on the Final Closing Date Korea Working Capital Statement.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF CLOROX

         Except as set forth in Clorox's Disclosure Schedule (which shall include specific references to the section of this Agreement to which the information stated in such disclosure schedule relates; provided, however, that any fact or item disclosed in any section of such disclosure schedule that relates to a representation or warranty of Clorox in this Agreement shall be deemed to be disclosed with respect to any other section thereof and of this Agreement that relates to any other representation or warranty of Clorox in this Agreement to the extent that it is readily apparent from the face of such disclosure that such disclosure is applicable to such sections), Clorox hereby represents and warrants to Parent and HCI, as of the date hereof and as of the Closing Date (or, if made as of a specified date, as of such specified date), as follows (it being understood and agreed that, with respect to Splitco and any Clorox Entity not in existence as of the date hereof or ceasing to exist after the date hereof, these representations and warranties are made only if Splitco or such Clorox Entity is in existence as of the date such representations and warranties are made):

         Section 4.1 Organization and Standing. Each of Clorox, the Clorox Entities and Splitco is (a) a corporation, limited liability company or other legal entity duly organized, validly existing and duly qualified or licensed and, if applicable, in good standing under the Laws of the state or jurisdiction of its organization with full corporate or other power, as the case may be, and authority to own, lease, use and operate its properties and to conduct its business, and (b) duly qualified or licensed to do business and, to the extent applicable, in good standing in any other jurisdiction in which the nature of the business conducted by it or the property it owns, leases, uses or operates requires it to so qualify, be licensed or be in good standing, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Transferred Businesses, taken as a whole, or on Splitco and Clorox Korea, taken as a whole. Clorox has furnished or made available to HCI a complete and correct copy of the certificate of incorporation and by-laws for Clorox, each as in effect on the date hereof, and will furnish or make available to HCI, as of the Closing, a complete and correct copy of the certificate of incorporation and by-laws (or other organizational documents) for Splitco, each as in effect as of the Closing. Section 4.1 of Clorox's Disclosure Schedule sets forth a list, correct and complete, of the Clorox Entities as of the date of this Agreement.

         Section 4.2 Subsidiaries. As of the Closing, all of the outstanding shares of capital stock of Clorox Korea and the HIBSA Equity Interest will be owned by Splitco, free and clear of all Encumbrances, and will be duly authorized, validly issued, fully paid and, to the extent such concept is recognized by applicable Law, nonassessable and not subject to any preemptive or subscription rights (and not issued in violation of any preemptive or subscription rights). Splitco shall have good and valid title to all such shares and the HIBSA Equity Interest. As of the Closing, neither Splitco nor Clorox Korea shall own, directly or indirectly, or have entered into any agreement, arrangement or understanding to purchase or sell any capital stock or other ownership interests in any Person.

         Section 4.3  Capitalization.

         (a) As of the date hereof, the authorized capital stock of Splitco and Clorox Korea and the number of shares of such capital stock issued and outstanding is as set forth in Section 4.3 of Clorox's Disclosure Schedule. Clorox will, as of the Closing, own all of the issued and outstanding shares of Splitco beneficially and of record, free and clear of any Encumbrances. There will, as of the Closing, be no shares of capital stock of Splitco issued or outstanding other than the Splitco Shares. As of the Closing, Clorox shall have the sole, absolute and unrestricted right, power and capacity to exchange, assign and transfer all of the Splitco Shares to HCI. Assuming HCI has the requisite power and authority to be the lawful owner of the Splitco Shares, upon delivery to HCI of the certificates representing the Splitco Shares at the Closing and upon receipt by Clorox of the HCI-Owned Clorox Shares in exchange for the Splitco Shares at the Closing in accordance with the terms of this Agreement, HCI will acquire good and valid title to the Splitco Shares, free and clear of any Encumbrances, other than Encumbrances created by HCI or any of its Affiliates.

         (b) As of the Closing, all of the Splitco Shares shall be duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights. As of the Closing, there shall be no outstanding subscriptions, options, warrants, puts, calls, agreements to which Clorox or any of its Affiliates is a party or other rights of any type or other securities (a) requiring the issuance, sale, transfer, pledge or other disposition of, or repurchase, redemption or other acquisition of, any shares of capital stock of Splitco or Clorox Korea or any securities convertible into shares of capital stock of Splitco or Clorox Korea, (b) restricting the transfer of any shares of capital stock of Splitco or Clorox Korea or (c) relating to the voting of any shares of capital stock of Splitco or Clorox Korea. As of the Closing, there shall be no issued or outstanding Indebtedness of Splitco or Clorox Korea having the right to vote (or convertible into, or exchangeable for, securities having the right to vote), upon the happening of a certain event or otherwise, on any matters on which the equity holders of Splitco or Clorox Korea may vote.

         (c) As of the Closing, neither Splitco nor Clorox Korea shall be in default or violation (and no event shall have occurred which, with notice or the lapse of time or both, would constitute such a default or violation) of any term, condition or provision of its certificate of incorporation or bylaws or other organizational documents.

         Section 4.4 Corporate Power and Authority. Clorox has all requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. Clorox and each of its Affiliates that will be a party to the Ancillary Agreements have all requisite corporate or other power, as the case may be, and authority to execute and deliver the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered by it in connection with this Agreement or the Ancillary Agreements and to consummate the transactions contemplated thereby. The execution, delivery and performance of this Agreement by Clorox and the consummation by Clorox of the transactions contemplated hereby, and the execution, delivery and performance of the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements by Clorox and each of its Affiliates that is, or, as of the Closing, will be, a party thereto and the consummation of the transactions contemplated thereby, have been, or, with respect to the Ancillary Agreements and any such other agreements, documents or instrument to be entered into after the date hereof and the transactions contemplated thereby, will, as of the Closing, be duly authorized by all necessary corporate action or proceeding on the part of each such Person. This Agreement has been duly executed and delivered by Clorox and constitutes the legal, valid and binding obligation of Clorox, enforceable against Clorox in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). The Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements at the Closing will, as of the Closing, be duly executed and delivered by Clorox and its Affiliates that are, or are specified to be, a party thereto and will, as of the Closing, constitute the legal, valid and binding obligations of Clorox and such Affiliates, enforceable against each such Person in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         Section 4.5 Conflicts; Consents and Approvals. Neither the execution and delivery by Clorox or any of its Affiliates of this Agreement, the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered by any of them in connection with this Agreement and the Ancillary Agreements, nor the consummation of the transactions contemplated hereby and thereby, does, or, with respect to the Ancillary Agreements and any such other agreements to be executed after the date hereof and the consummation of the transactions contemplated thereby, will as of the Closing:

         (a) conflict with, or result in a breach of any provision of, the organizational documents of (a) Clorox, any Clorox Entity or such Affiliate of Clorox that is, or is specified to be, a party to the Ancillary Agreements or any other agreements and instruments to be executed and delivered in connection therewith;

         (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any Business Asset or the Splitco Shares or the HIBSA Equity Interest under any of the terms, conditions or provisions of (i) any Contract to which Clorox, the Clorox Entities (with respect to the Transferred Businesses) or Splitco is a party or to which any of their respective properties or assets (including the Business Assets) are bound or (ii) any permit, registration, approval, license or other authorization or filing to which Clorox, the Clorox Entities (with respect to the Transferred Businesses) or Splitco is subject or to which any of their respective properties or assets (including the Business Assets) is subject, in each case, that would, individually or in the aggregate, be reasonably likely to (A) have a Material Adverse Effect on the Transferred Businesses, taken as a whole, or (B) prevent or materially impede or delay the consummation by Clorox of the transactions contemplated hereby;

         (c) require any action, consent or approval of any non-governmental third party other than any such action, consent or approval the failure to obtain which would not, individually or in the aggregate, be reasonably likely to (A) have a Material Adverse Effect on the Transferred Businesses, taken as a whole, or (B) prevent or materially impede or delay the consummation by Clorox of the transactions contemplated hereby;

         (d) violate any material order, writ, or injunction, decree or Law applicable to Clorox, the Clorox Entities, Splitco or any Affiliate of Clorox that is, or is specified to be, a party to the Ancillary Agreements or any Business Asset or the Transferred Businesses; or

         (e) require any material action, consent or approval of, or review by, or registration or filing by Clorox or any of its Affiliates with any Governmental Authority, other than actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and other applicable merger control or similar Laws, and the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA") and other applicable product registration Laws.

         Section 4.6 Board and Stockholder Approval. The Board of Directors of Clorox, by resolutions duly adopted, including approval by a majority of the "Disinterested Directors" (as defined in Article Six of Clorox's Restated Certificate of Incorporation) and not subsequently rescinded or modified in any way, has duly (a) determined that the transactions contemplated by this Agreement and the Ancillary Agreements are in the best interests of Clorox and its stockholders, (b) approved this Agreement and the Ancillary Agreements and
(c) approved the transactions contemplated by this Agreement. No vote of the holders of the outstanding shares of Clorox Common Stock is necessary to approve the transactions contemplated by this Agreement.

         Section 4.7 No Material Adverse Effect. Except as expressly contemplated by this Agreement (including with respect to the Reorganization), since June 30, 2004, (a) no Material Adverse Effect on the Transferred Businesses, taken as a whole, or on Splitco and Clorox Korea, taken as a whole, has occurred, and (b) there has been no event, occurrence or development that would be reasonably likely to prevent or materially impede or delay the consummation by Clorox of the transactions contemplated hereby. Without limiting the generality of the foregoing, since June 30, 2004, except as expressly contemplated by this Agreement (including with respect to the Reorganization),
(a) Clorox and the Clorox Entities have (i) operated the Transferred Businesses only in the ordinary course and (ii) maintained their books and records in accordance with past accounting practice except as required to comply with changes to GAAP, and (b) Clorox and the Clorox Entities have not taken any action that if taken on or after the date hereof, would constitute a breach of
Section 6.2 (a) through (n).

         Section 4.8  Taxes.

         (a) Affiliated Group. Splitco is a member of the Clorox Affiliated Group. None of Splitco or the Clorox Entities has been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than the Clorox Affiliated Group) or has any liability for the Taxes of any Person (other than arising from membership in the Clorox Affiliated Group) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law).

         (b) Tax Returns. Each of Clorox, the Clorox Affiliated Group, the Clorox Entities and Splitco has duly filed in a timely manner (taking into account all extensions of due dates) all Tax Returns, including, without limitation, the Clorox Federal Consolidated Returns and declarations of the estimated Tax, required to be filed on or before the Closing Date with respect to the Transferred Businesses and Splitco, and, in each case, any of their income, properties or operations. All information provided in such Tax Returns is true, complete and accurate in all material respects.

         (c) Liabilities. All Taxes attributable to Splitco (including, for the avoidance of doubt, any Taxes payable by Splitco and any Taxes for which Splitco may be held liable) for all Pre-Closing Periods have been timely and duly paid or accrued and reserved for on the Business Financial Statements, with respect to Tax Periods ending prior to the date hereof and such reserves in respect of Taxes for all open Tax Periods are adequate for the payment of all Liabilities of Splitco (including Liabilities of Clorox and the Clorox Entities to the extent relating to the Transferred Businesses) for Taxes.

         (d) Withholding. The Clorox Entities and Splitco, as applicable, have withheld from their employees, creditors and independent contractors (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods through the Closing Date in compliance with all tax withholding provisions of applicable federal, state, local and foreign Laws (including, without limitation, income, social security and employment tax withholding for all types of compensation).

         (e) Audits; Settlements. (i) The Clorox Federal Consolidated Returns have been audited and settled for all years through June 30, 1996; (ii) any deficiencies proposed with respect to the Transferred Businesses as a result of any governmental audits of Tax Returns have been paid or fully settled, and there is no notice of deficiency, claim or assessment pending, or, to the best of Clorox's knowledge, threatened against Clorox or the Clorox Entities for any alleged deficiency in Taxes relating to the Transferred Businesses; and (iii) there are no outstanding agreements or waivers extending the statutory period of limitations for the assessment or collection of any Tax for which Splitco may be liable (including, without limitation, Taxes of Clorox or the Clorox Entities to the extent relating to the Transferred Businesses).

         (f) Tax Returns--Availability. Clorox has furnished or made available to HCI complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by Splitco and Clorox Korea for all tax years for which the statute of limitations on assessment remains open.

         (g) Overall Foreign Loss. Immediately before the Exchange, the Clorox Affiliated Group does not have an overall foreign loss within the meaning of
Section 904(f)(2) and Treas. Reg. ss. 1.1502-9.

         (h) Section 355. Except pursuant to the Reorganization, none of Clorox, the Clorox Entities (in each case, to the extent relating to the Transferred Businesses) or Splitco has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code within the five preceding taxable years.

         (i) Section 481. None of Clorox, the Clorox Entities (in each case, to the extent relating to the Transferred Businesses) or Splitco is required to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local or foreign Tax Law) for any taxable year ending after the Closing Date.

         (j) Tax Sharing Agreements. Except for the Tax Matters Agreement, there is no Contract, agreement, arrangement or intercompany account system in existence under which Splitco has, or may at any time in the future have, an obligation to contribute to the payment of any portion of a Tax (or pay any amount calculated with reference to any portion of a Tax) determined on a consolidated, combined or unitary basis with respect to any Affiliated Group or other group of corporations of which the company is or was a part.

         (k) Timing. Splitco will not be required to include any item of income in, or exclude any item of deduction from, any Tax Period beginning on or after the Closing Date as a result of (i) any "closing agreement" as described in
Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign law) executed on or prior to the Closing Date, (ii) any material installment sale or open transaction disposition made on or prior to the Closing Date, and (iii) any material deferred income items received on or prior to the Closing Date.

         (l) Foreign Tax Liability. Splitco has not been, and currently is not, subject to Tax in any jurisdiction in which it does not file Tax Returns.

         (m) Tax Opinion. The Tax Opinion Representations made by Clorox and Splitco are true, complete and accurate.

         (n) Tax Opinion - Actions. Neither Clorox nor any of its Subsidiaries or Affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance, in each case that would be reasonably likely to prevent Clorox from receiving its respective Tax Opinion. Clorox has been advised by Baker & McKenzie LLP that, other than as a result of a material change in applicable Laws or facts after the date of this Agreement, Baker & McKenzie LLP expects to be able to deliver to Clorox its respective Tax Opinion.

         Except as provided in the Tax Matters Agreement, the representations and warranties of Clorox in Section 4.8 shall be the exclusive representations and warranties of Clorox in effect on or before the Closing Date with respect to Tax matters.

         Section 4.9 Compliance with Law. Clorox and each of the Clorox Entities has with respect to the Transferred Businesses and Transferred Employees complied in all material respects with all Laws applicable to the Transferred Businesses, Splitco or the Transferred Employees. None of Clorox, Splitco or any of the Clorox Entities has received any notice from any Governmental Authority that the Transferred Businesses or Splitco or any Clorox Entity (with respect to the Transferred Businesses) or any Business Asset or Business Liability has been or is being conducted in violation of any applicable Law in any material respect or that an investigation or inquiry into any such noncompliance with any applicable Law is ongoing, pending or, to Clorox's knowledge, threatened. This Section 4.9 does not relate to matters with respect to Taxes, which are the subject of Section 4.8, to environmental matters, which are the subject of Section 4.12, or to Business Benefit Plan matters, which are the subject of Section 4.14.

         Section 4.10  Intellectual Property.

         (a) Section 4.10(a) of Clorox's Disclosure Schedule sets forth a list that includes all patents, patent applications, registered trademarks, material unregistered trademarks, registered copyrights and Internet domain name registrations that are a part of the Owned Intellectual Property. The Owned Intellectual Property includes all registered trademarks and material unregistered trademarks that have been used in the Transferred Businesses. With respect to the Owned Intellectual Property that is registered or subject to an application for registration, the list referred to above includes the jurisdictions where, as of the date hereof, such Owned Intellectual Property is registered or where applications have been filed, and all registration numbers. As of the Closing, Splitco or Clorox Korea will be the sole owner of the Owned Intellectual Property set forth in the list referred to above and, to Clorox's knowledge, all other Owned Intellectual Property, free and clear of all Encumbrances other than Permitted Encumbrances, and will have the exclusive right to use and sublicense, without payment to any other Person, all of the Owned Intellectual Property set forth in the list referred to above. No license relating to any of the Owned Intellectual Property set forth in the list referred to above, and no material license relating to any other Owned Intellectual Property, has been granted, except as provided in the Ancillary Agreements, and except for customer agreements and nonexclusive licenses to end-users in the ordinary course of business.

         (b) Section 4.10(b) of Clorox's Disclosure Schedule sets forth a list that includes all material Licensed Intellectual Property that will be held for use under license by Splitco as of the Closing, including the IP Licenses. None of Clorox, any of the Clorox Entities (in each case, with respect to the Transferred Businesses) or Splitco is bound by or a party to any material option, license or similar Contract relating to any Intellectual Property of any other Person for the use of such Intellectual Property in the conduct of its business, except pursuant to any Ancillary Agreement, and except for the Licensed Intellectual Property and license agreements relating to computer software licensed to Splitco or to Clorox or a Clorox Entity for the nonexclusive benefit of Splitco, Clorox or a Clorox Entity in the ordinary course of business. None of the Clorox Entities or Splitco have given or received any notice of default or of any event which with the lapse of time would constitute a default under any material agreement involving the Business Intellectual Property; none of the Clorox Entities or Splitco, nor, to Clorox's knowledge, any other Person, currently is in default under any such agreement. The Owned Intellectual Property and the Licensed Intellectual Property, together with any other rights granted to Splitco and its Affiliates under the Ancillary Agreements, comprise all the Intellectual Property that is necessary and sufficient to permit Splitco and its Affiliates to conduct immediately following the Closing the Transferred Businesses substantially in the manner the Transferred Businesses were being conducted by Clorox and its Subsidiaries as of the date hereof and immediately prior to the Closing.

         (c) The Clorox Entities (with respect to the Transferred Businesses) or Splitco have paid all fees required to be paid, and have made all renewals required to be made, for the maintenance of their proprietary rights in the Owned Intellectual Property.

         (d) To Clorox's knowledge, no third party is infringing in any material respect a proprietary right of the Clorox Entities (with respect to the Transferred Businesses) or Splitco in any Owned Intellectual Property.

         (e) There is no pending or, to Clorox's knowledge, threatened material claim (i) challenging the validity or enforceability of, or contesting the Clorox Entities' right to use any of the Business Intellectual Property; (ii) challenging the validity or enforceability of any agreement relating to the Business Intellectual Property; or (iii) asserting that Clorox's or any of the Clorox Entities' use of any Business Intellectual Property or its provision of goods and services in connection with the Transferred Businesses as currently conducted infringes upon, misappropriates, violates or conflicts in any way with the Intellectual Property rights of any Person. To Clorox's knowledge, the conduct of the Transferred Businesses as of the date hereof does not infringe upon, misappropriate, violate or conflict in any way with the Intellectual Property rights of any Person in any material respect. None of the Clorox Entities is a party to any Action in respect of the Transferred Businesses that involves a material claim of infringement or misappropriation of any Intellectual Property of any Person.

         (f) Other than in the ordinary course of business, neither Splitco nor Clorox Korea is, as of the date hereof, party to, or subject to the terms of, a Contract with a non-employee third party relating to the non-disclosure or confidentiality of material Owned Intellectual Property. With respect to employees, Clorox and the Clorox Entities (with respect to the Transferred Businesses), or Splitco and Clorox Korea, have used reasonable efforts to maintain their Owned Intellectual Property in confidence, including by generally entering into agreements that require employees based in the United States to keep such Intellectual Property confidential. To Clorox's knowledge, there has been no material breach of any confidentiality agreements entered into by any employees that have participated in the conduct of the Transferred Businesses in the previous five years and there are no pending or threatened Actions or Claims relating to any such confidentiality agreements.

         (g) In this Agreement, "Intellectual Property" means any patent (including design patents and utility patents, all reissues, divisions, continuations, continuations-in-part and extensions thereof and, in each case, applications therefor), trademark of any type (whether registered or unregistered, including service marks, slogans, logos, trade dress, brand names, certification marks, assumed names, trade names and other indications of origin, including the goodwill attaching thereto and the registrations and applications therefor), copyrights, copyright registrations, copyright applications, works of authorship, mask works, moral rights and design rights, all rights in Internet domain name registrations and Internet protocol addresses, any trade secrets, know-how, formulae, customer lists, software, manufacturing information and data in whatever form, applications, use and maintenance information and technical specifications and plans for products, procedures and processes.

         Section 4.11  Title to Assets; Sufficiency.

         (a) As of the Closing, Splitco shall have good and valid title to, or a valid and binding leasehold interest or license, or its reasonable equivalent outside of the United States, (subject to the terms of the relevant lease or license) in, the Business Assets (other than the shares of capital stock of Clorox Korea) and the Cash Amount free and clear of any Encumbrances, other than and subject to Permitted Encumbrances. This Section 4.11(a) does not relate to matters with respect to Intellectual Property, which are the subject of Section 4.10, or to real property, which are the subject of Section 4.19.

         (b) Upon consummation of the transactions contemplated hereby, the Business Assets, together with the Ancillary Agreements (including the services to be provided pursuant to, and any other rights granted to Splitco and its Affiliates under, the Ancillary Agreements), comprise all of the rights, assets and properties that are necessary and sufficient to permit Splitco and its Affiliates to conduct immediately following the Closing the Transferred Businesses substantially in the manner as the Transferred Businesses were being conducted by Clorox and its Subsidiaries as of the date hereof and immediately prior to the Closing.

         Section 4.12  Environmental Matters.

         (a) The Transferred Businesses have been and are being conducted, and the Business PP&E have been and are being leased or owned and operated, in compliance in all material respects with all Environmental Laws. Neither Clorox nor any of its Subsidiaries has (with respect to the Transferred Businesses or the Business PP&E) received, or knows of the issuance of, any notice of violation alleging non-compliance with any Environmental Law.

         (b) Clorox and its Subsidiaries have obtained and currently maintain all Environmental Permits necessary for the conduct of the Transferred Businesses and the lease or ownership and operation of the Business PP&E as currently operated, and the Transferred Businesses have been and are being conducted, and the Business PP&E have been and are being leased or owned and operated, in compliance in all material respects with all such Environmental Permits. Section 4.12 of Clorox's Disclosure Schedule lists all such material Environmental Permits, indicating, in each case, the expiration date thereof. Neither Clorox nor any of its Subsidiaries has received any notice that the Transferred Businesses lack any such Environmental Permit and, to Clorox's knowledge, no such notice is threatened.

         (c) Neither Clorox nor any of its Subsidiaries is subject to any material Environmental Claim arising out of the Transferred Businesses or the Business PP&E, and, to Clorox's knowledge, no such Environmental Claim is threatened.

         (d) To Clorox's knowledge there have been no past and are no present conditions, circumstances, events, activities or practices of or at Clorox Korea, including (i) a Release or threatened Release of a Regulated Substance or
(ii) the presence of any Regulated Substance in the Environment, whether at the Business PP&E, any Real Property, a third-party site to which the Transferred Businesses sent wastes for disposal, or any other location, that requires or is reasonably anticipated to require Remedial Action.

         (e) To Clorox's knowledge, there is not, either on, in or under any Real Property, any (i) underground storage tanks or surface tanks, dikes or impoundments, (ii) asbestos-containing materials or (iii) equipment containing polychlorinated biphenyls.

         (f) To Clorox's knowledge, there are no Contracts which would require HCI, Splitco or Clorox Korea to fulfill any material obligation under or pursuant to Environmental Law or relating to Remedial Action that it would not otherwise be required to fulfill on its own in the absence of such a Contract, including any Contract for indemnification, reimbursement, defense, holding a Person harmless, release or waiver.

         (g) Clorox has provided to HCI all material written assessments, audits, surveys, investigation or sampling reports, and similar documents in Clorox's possession relating to the Environment or any Release or presence of or exposure to any Regulated Substances, to the extent relating to Clorox Korea or the Business PP&E.

         The representations and warranties of Clorox in this Section 4.12 shall be the exclusive representations and warranties of Clorox with respect to matters relating to Environmental Law.

         Section 4.13 Litigation.

         (a) As of the date hereof, there is no Action pending or threatened in writing or, to Clorox's knowledge, otherwise threatened, against Clorox or any of the Clorox Entities or any executive officer or director thereof in each case that (i) relates to the Transferred Businesses, the Business Assets or the Business Liabilities claiming an amount in excess of $250,000 or (ii) would be reasonably likely to prevent or materially impede or delay the consummation by Clorox of the transactions contemplated hereby (including the Reorganization) or by any Ancillary Agreement.

         (b) As of the date hereof, there is no Action pending that was instituted by Clorox or any of the Clorox Entities with respect to the Transferred Businesses claiming an amount in excess of $250,000, and neither Clorox nor any of the Clorox Entities has made any such Claim or threatened to make any such Claim or commence any such Action involving an amount in excess of $250,000.

         (c) As of the date hereof, there are no material judgments, decrees, written agreements, memoranda of understanding or orders of any Governmental Authority outstanding against Clorox or any of the Clorox Entities relating to the Transferred Businesses or any Business Assets, or Business Liabilities.

         (d) Section 4.13 of Clorox's Disclosure Schedule sets forth a true and complete list as of the date hereof of (i) all Claims made since July 1, 2002 by Clorox or any of the Clorox Entities in respect of the Transferred Businesses under Insurance Policies maintained by Clorox or any of the Clorox Entities and
(ii) all Claims made or Actions commenced since July 1, 2002 by or against Clorox or any of the Clorox Entities in respect of the Transferred Businesses in which an amount in excess of $250,000 was claimed, awarded or otherwise paid in settlement.

         Section 4.14 Employee Benefit Plans.

         (a) Neither Splitco nor Clorox Korea sponsors, maintains, is a party to or is otherwise bound by, contributes to or obligated to contribute to any Employee Benefit Plan, including any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) or any multiple employer plan (within the meaning of
Section 4063 or 4064 of ERISA). No compensation or benefits payable to, earned or accrued in respect of any current or former employee or consultant Related to the Transferred Businesses, including the Transferred Employees, at or prior to the Closing is payable under any Business Benefit Plan that will continue to be sponsored or maintained by Splitco or Clorox Korea after the Closing or with respect to which any such Person will continue as a party or otherwise continue to be bound.

         (b) Neither Splitco nor Clorox Korea has incurred or has outstanding any Liability under or pursuant to any provision of Title I or IV of ERISA, Sections 412 or 4971 of the Code or any other section of the Code relating to Employee Benefit Plans that imposes joint and several liability on all Persons treated as a "single employer" under Section 414 of the Code, and to Clorox's knowledge, no event, transaction or condition has occurred or exists or is expected to occur which would be reasonably likely to result in any such material Liability to Splitco or Clorox Korea or, from or after the Closing Date, HCI or any of its Affiliates as a result of the affiliation of Splitco or Clorox Korea with Clorox or any Clorox Entity prior to the Closing.

         (c) Each Business Benefit Plan of Clorox Korea has been operated and administered, and is, in compliance in all material respects with its terms and all applicable Laws. Each Business Benefit Plan that is intended to qualify for special tax treatment under the Laws of the Republic of Korea so qualifies.

         (d) There are no Actions, Claims or governmental audits pending or, to Clorox's knowledge, threatened with respect to any Business Benefit Plan that would reasonably be expected to result in any material Liability of Splitco or Clorox Korea or, from or after the Closing, HCI or any of its Affiliates.

         Section 4.15 Contracts. (a) Section 4.15 of Clorox's Disclosure Schedule contains a complete list, as of the date hereof, of all Contracts (other than this Agreement, the Ancillary Agreements and Contracts relating to Business Intellectual Property and, except as noted below, Business Benefit Plans) (i) to which Splitco or Clorox Korea will be, at Closing, a party or bound, or that constitute Business Assets, and (ii) that fall within any of the following categories:

          (i) each Contract providing for aggregate payment of, or the performance of services, or purchase or sale of goods or materials with a value of, more than $500,000 in any 12 month period, or more than $1,000,000 over the life of the Contract, by or to any Clorox Entity (with respect to the Transferred Businesses) or Splitco;

         (ii) each Contract providing for the sale, lease or other disposition of any of the Business Assets other than in the ordinary course of business;

        (iii) each Contract for the purchase of any Business Asset for consideration in excess of $500,000;

         (iv) each joint venture or partnership agreement and each Contract providing for the formation of a joint venture, long-term alliance or partnership or involving an equity investment by any Clorox Entity (with respect to the Transferred Businesses) or Splitco;

          (v) each Contract (including a Business Benefit Plan) (a) that by its express terms affects or limits in any material way the freedom of the Transferred Businesses or Splitco (with respect to which obligations or limitations shall remain in effect for the Transferred Businesses or Splitco following the Closing) to compete in any line of business or with any Person or in any geographic area or (b) that imposes non-solicitation, exclusive dealing or other similar obligations on the Transferred Businesses or Splitco, which obligations or limitations shall remain in effect for the Transferred Businesses or Splitco following the Closing;

          (vi) each Contract relating to any outstanding commitment for capital expenditures in excess of $500,000;

         (vii) each Contract (or group of related Contracts) under which any Clorox Entity (with respect to the Transferred Businesses) or Splitco has created, incurred, assumed, or guaranteed any Indebtedness or that provides for the lending or advancing of amounts or investment in any other Person, in each case, in excess of $500,000 or providing for the creation of any Encumbrance (other than a Permitted Encumbrance) securing an obligation likely to exceed $1,000,000 upon any Business Asset;

        (viii) each lease, sublease or similar agreement under which any Clorox Entity (with respect to the Transferred Businesses) or Splitco is a lessee or sublessee of tangible personal property used or held for use in the Transferred Businesses, for an annual rent in excess of $500,000, or, rent over the life of the Contract in excess of $1,000,000;

          (ix) each joint research and development agreement involving expenditures by the Transferred Business in excess of $500,000 in any calendar year, or in excess of $1,000,000 over the current term of the Contract;

           (x) the Korean Real Property Lease;

          (xi) each Contract concerning the marketing or distribution by third parties of any products or services of the Transferred Businesses (including any Contract requiring the payment of any sales or marketing or distribution commissions or granting to any Person rights to market, distribute or sell such products or services) involving sales of products of more than $500,000 annually; and

         (xii) each other Contract which was entered into other than in the ordinary course of business providing for payments to or from third parties in excess of $1,000,000 over the current term of the Contract.

         (b) Clorox has made available to HCI or its representatives correct and complete copies of all Contracts listed in Section 4.15 of Clorox's Disclosure Schedule with all amendments thereof. Each such Contract is valid, binding and enforceable against Splitco or Clorox Korea and, to Clorox's knowledge, the other parties thereto in accordance with its terms, and is in full force and effect, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). None of Clorox, the Clorox Entities or Splitco is in material default under or in material breach of or is otherwise materially delinquent in performance under any such Contract, and, to Clorox's knowledge, no event has occurred that, with notice or lapse of time, or both, would constitute such a default. To Clorox's knowledge each of the other parties thereto has performed in all material respects all of the obligations required to be performed by it under, and is not in material default under, any such Contract and, to Clorox's knowledge no event has occurred that, with notice or lapse of time, or both, would constitute such a default. There are no material disputes pending or, to Clorox's knowledge, threatened with respect to any such Contracts. None of Clorox, the Clorox Entities or Splitco, or to Clorox's knowledge, any other party to any such Contract has exercised any option granted to it to terminate or materially shorten or extend the term of such Contract, and none of Clorox, the Clorox Entities or Splitco, has given written or oral notice or received written or, to Clorox's knowledge, oral notice to such effect.

         Section 4.16 Labor and Employment Matters.

         There are no collective bargaining agreements, union contracts or similar agreements or arrangements in effect that cover any Transferred Employee. To Clorox's knowledge, with respect to any Transferred Employee, (i) there is no labor strike, or material dispute, lockout or stoppage pending or threatened against any Clorox Entity or Splitco, and no Clorox Entity has experienced any labor strike or any material dispute, lockout or stoppage since July 1, 2002; (ii) there is no unfair labor practice material charge or complaint against any Clorox Entity or Splitco pending or, to Clorox's knowledge, threatened before the National Labor Relations Board or before any similar state or foreign agency; (iii) there are no material organizing activities for purposes of collective bargaining or other collective labor representation; and (iv) no material charges are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices.

         Section 4.17 Financial Statements.

         (a) Section 4.17(a) of Clorox's Disclosure Schedule sets forth (i) the unaudited balance sheet of Clorox Korea as of June 30, 2004, prepared on a pro forma basis to give effect to the exclusion of Excluded Assets and Excluded Liabilities of Clorox Korea pursuant to the Reorganization, (ii) the unaudited income statement of Clorox Korea for the fiscal year ended June 30, 2004, prepared on a pro forma basis to give effect to the exclusion of revenues, expenses and other items attributable to Excluded Assets and Excluded Liabilities of Clorox Korea pursuant to the Reorganization, (iii) unaudited statements of assets of each of the Insecticides Business (excluding any assets of Clorox Korea) and the Soft Scrub Business, each as of June 30, 2004, and (iv) unaudited statements of revenue and operating expenses for each of the Insecticides Business (excluding any revenue and operating expenses of Clorox Korea) and the Soft Scrub Business for the fiscal year ended June 30, 2004 (which reflect net sales, cost of goods sold as well as certain other direct costs such as advertising and promotion costs, commissions and research and development costs (but no allocation of overhead costs)) (such financial statements, together with the financial statements referred to in clauses (i) through (iii) of this Section 4.17(a), are collectively referred to herein as the "Business Financial Statements"). The Business Financial Statements (x) are based upon the information contained in Clorox's books and records (which are accurate and complete in all material respects) and certain allocations made by Clorox's management in its reasonable judgment, and (y) are accurate in all material respects as of the times and with respect to the periods referred to therein.

         (b) Section 4.17(b) of Clorox's Disclosure Schedule sets forth the unaudited balance sheet of Clorox Korea as of June 30, 2004 and the unaudited income statement of Clorox Korea for the fiscal year ended June 30, 2004. Except for changes necessary to give effect to the exclusion of Excluded Assets and Excluded Liabilities of Clorox Korea, no changes have been made to such unaudited financial statements in preparing the pro forma financial statements referred to in clauses (i) and (ii) of Section 4.17(a).

         (c) Except (i) as expressly disclosed, referred to or reserved against in the balance sheet portion of the Business Financial Statements, the Final Closing Date Selected Financial Amount Statement or the Final Closing Date Korea Working Capital Statement, (ii) for any Excluded Liability, (iii) for any Liability relating to Taxes or (iv) as incurred by Clorox Korea after June 30, 2004 (x) in the ordinary course of business and (y) without violation of Section 6.2, the Transferred Businesses and Splitco are not subject to any material Liabilities.

         Section 4.18 Permits; Compliance. To Clorox's knowledge, and except for Environmental Permits and, solely with respect to Splitco as of the Closing Date, authorizations, licenses, permits, approvals and registrations under FIFRA or any comparable applicable state Laws, each of the Clorox Entities (with respect to the Transferred Businesses) is and Splitco will, as of the Closing Date, be in possession of all material franchises, grants, authorizations, licenses, permits, registrations, easements, variances, exemptions, consents, certificates, approvals and orders of or from all Governmental Authorities necessary to own, lease and operate its properties and to carry on its business, with respect to such Clorox Entities, as it is now being conducted and, with respect to Splitco, as it will be conducted as of the Closing (collectively, the "Permits"). There is no material Action pending, or, to Clorox's knowledge, threatened, regarding any of the Permits and each such Permit is in full force and effect. To Clorox's knowledge, the Clorox Entities (with respect to the Transferred Businesses) and Splitco are not in material conflict with, or in material default (or would be in such default with the giving of notice, the passage of time, or both) with, or in material violation of, any of the Permits.

         Section 4.19 Real Estate.

         (a) Clorox has provided HCI with a true and correct copy of the Korean Real Property Lease including all amendments, modifications, supplements, side letters and consents in the possession of Clorox affecting the obligations of any party thereunder.

         (b) Clorox or a Clorox Entity has good and valid title to, and actual and exclusive possession of, the Owned Real Property and the leasehold estate in the real property leased to Clorox Korea pursuant to the Korean Real Property Lease, in each case free and clear of all Encumbrances, other than Permitted Encumbrances.

         (c) As of the Closing, Splitco or Clorox Korea will have good and valid title to, and actual and exclusive possession of, the Owned Real Property free and clear of all Encumbrances, other than Permitted Encumbrances.

         (d) The Korean Real Property Lease covers the entire estate it purports to cover and, as of Closing, will entitle Splitco or Clorox Korea to the use, occupancy and possession of the real property subject to the Korean Real Property Lease for substantially the purposes such real property is being used by Clorox Korea immediately prior to the Closing.

         (e) To Clorox's knowledge, there does not exist any actual, threatened or contemplated condemnation or eminent domain proceedings that materially affect any Real Property.

         (f) To Clorox's knowledge, the current use and occupancy of the Real Property and the improvements located thereon are not in violation of any material recorded covenants, conditions, restrictions, reservations, easements or agreements affecting the Real Property.

         (g) To Clorox's knowledge, no part of the Real Property is subject to any building or use restriction that would restrict or prevent in any material respect the present use and operation of such Real Property and the Real Property is in all material respects properly and duly zoned for its current use by Clorox and its Subsidiaries and the continuation of such use by Splitco and Clorox Korea following the Closing, and, to Clorox's knowledge, such current use is in all material respects a conforming use by Clorox and its Subsidiaries. To Clorox's knowledge, no Governmental Authority having jurisdiction over any Real Property has issued or, threatened to issue any notice or order that materially adversely affects the use or operation of such Real Property, or requires, as of the date hereof or a specified date in the future, any material repairs or alterations or additions or improvements thereto, or the payment or deduction of any material fee, exaction or property (other than Taxes).

         Section 4.20 PP&E. The facilities (including all buildings, structures, and improvements) and each material item of equipment used by Clorox or one of the Clorox Entities in connection with the Transferred Businesses, in each case that constitute Business PP&E, taken as a whole, are in all material respects
(a) in good operating condition and repair, ordinary wear and tear excepted, (b) structurally sound and free of defects and (c) suitable in all material respects for their current use and operation.

         Section 4.21 Intercompany Services. Except for the Ancillary Agreements, there are no Contracts pursuant to which any goods, services, materials or supplies are provided (i) by Splitco or Clorox Korea, the Transferred Businesses, or the Business Assets, on the one hand, to Clorox or any of its Affiliates (other than Splitco and Clorox Korea), on the other hand, or (ii) by Clorox or any of its Affiliates (other than Splitco and Clorox Korea), on the one hand, to Splitco or Clorox Korea, the Transferred Businesses, or the Business Assets, on the other hand (each, an "Intercompany Arrangement").

         Section 4.22 Relationships with Customers and Suppliers. Set forth in Section 4.22 of Clorox's Disclosure Schedule is a true and correct list of
(i) the ten largest customers (by revenues) of each of the Insecticides Business (excluding customers of Clorox Korea), the Insecticides Business (only including customers of Clorox Korea), and the Soft Scrub Business, and (ii) the ten largest suppliers (by purchases) of each of the Insecticides Business (excluding suppliers of Clorox Korea), the Insecticides Business (only including suppliers of Clorox Korea), and the Soft Scrub Business, in each case, during the fiscal year ended June 30, 2004. No customer or supplier that is not listed in Section
4.22 of Clorox's Disclosure Schedule accounted for in excess of 5% of the revenues or purchases of any such Business during the fiscal year ended June 30, 2004. To Clorox's knowledge, as of the date hereof, no customer or supplier listed in Section 4.22 of Clorox's Disclosure Schedule has canceled or otherwise terminated, or threatened to terminate, its relationship with the Transferred Businesses, or, from July 1, 2004 to the date hereof, decreased or limited in any material respect, or threatened to decrease or limit in any material respect, its purchases from or sales to the Transferred Businesses from those set forth in Section 4.22 of Clorox's Disclosure Schedule.

         Section 4.23 Guarantees. Neither Splitco nor Clorox Korea is, or as of the Closing will be, directly or indirectly (a) liable, by guarantee or otherwise, upon or with respect to, or (b) obligated to provide funds with respect to, or to guarantee or assume, any Indebtedness or other obligation of any Person.

         Section 4.24 Product Recalls. Since July 1, 2002 there has not been, nor, to Clorox's knowledge, is there currently under consideration by the Transferred Businesses, any recall or post-sale warning, in each case, of a material nature in respect of any product sold by Clorox or any Clorox Entity in connection with the Transferred Businesses or any services provided by Clorox or any Clorox Entity in connection with the Transferred Businesses (a "Product"). To Clorox's knowledge, since July 1, 2002 there have not been and there are no material defects or deficiencies in the Products.

         Section 4.25 Toxicological Information. To the extent permitted under applicable Law, Clorox has provided to HCI all of the following to the extent Related to the Transferred Businesses:

         (a) true and complete copies of material safety data sheets for all Products currently produced and Products produced since July 1, 2002;

         (b) true copies of all material worker health and safety Claims, complaints and studies or summaries thereof, if any, in the possession of Clorox or any of its Affiliates since July 1, 2002; and

         (c) true copies of all material epidemiological or toxicological studies in the possession of Clorox or any of its Affiliates relating to the Products or their manufacture.

         Section 4.26 No Payments or Benefits to Government Officials. In connection with the Transferred Businesses, or the transactions contemplated hereby, neither Clorox nor any of its Affiliates, nor, to Clorox's knowledge, any director, officer, employee or agent thereof, has made, directly or indirectly, any illegal contribution to a political party or candidate, any improper foreign payment (as defined in the U.S. Foreign Corrupt Practices Act), or any commitment to make any such contribution or payment.

         Section 4.27 Financing. On the Closing Date Clorox will have all funds necessary to satisfy its obligation to deliver the Cash Amount under this Agreement.

         Section 4.28 No Repurchases of Clorox Common Stock. Clorox has not made any Non-Henkel Purchases (as defined in the Share Repurchase Agreement) since the first Calculation Period (as defined in the Share Repurchase Agreement).

         Section 4.29 Brokers. No Person has acted directly or indirectly as a broker, finder or financial advisor for Clorox or the Clorox Entities in connection with the negotiations relating to or the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of Clorox, except for Goldman Sachs & Co. and Morgan Stanley & Co. Incorporated, the fees of each of which will be paid by Clorox.

                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF PARENT AND HCI

         Each of HCI and Parent hereby represents and warrants to Clorox, as of the date hereof and as of the Closing Date (or, if made as of a specified date, as of such specified date), as follows:

         Section 5.1 Organization and Standing. Each of Parent and HCI is
(a) duly organized, validly existing and duly qualified or licensed and in good standing under the Laws of the state or jurisdiction of its organization with full corporate power and authority to own, lease, use and operate its properties and to conduct its business, and (b) duly qualified or licensed to do business and is in good standing in any other jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, be licensed or be in good standing, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole.

         Section 5.2 Corporate Power and Authority. Each of Parent and HCI has all requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. Each of Parent and HCI and each of their respective Affiliates that will be a party to the Ancillary Agreements have all requisite corporate power and authority to execute and deliver the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered by it in connection with this Agreement or the Ancillary Agreements and to consummate the transactions contemplated thereby. The execution, delivery and performance of this Agreement by each of Parent and HCI and the consummation by each of Parent and HCI of the transactions contemplated or to be consummated by each of them hereby, and the execution, delivery and performance of the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements by Parent, HCI and each of their respective Affiliates that is, or, as of the Closing, will be a party thereto and the consummation of the transactions contemplated thereby, have been, or, with respect to the Ancillary Agreements and any such other agreements, documents or instruments to be entered into after the date hereof and the transactions contemplated thereby, will, as of the Closing, be duly authorized by all necessary action or proceeding on the part of each such Person.

         This Agreement has been duly executed and delivered by each of Parent and HCI and constitutes the legal, valid and binding obligation of each of Parent and HCI, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). The Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements at the Closing will, as of the Closing, be duly executed and delivered by each of Parent, HCI and their respective Affiliates that are or are specified to be, a party thereto and will, as of the Closing, constitute the legal, valid and binding obligations of each of Parent, HCI and such Affiliates, enforceable against each such Person in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         Section 5.3 Conflicts; Consents and Approvals. Neither the execution and delivery by each of Parent, HCI or any of their respective Affiliates of this Agreement, the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered by any of them in connection with this Agreement and the Ancillary Agreements, nor the consummation of the transactions contemplated hereby and thereby, does, or, with respect to the Ancillary Agreements and any such other agreements to be executed after the date hereof and the consummation of the transactions contemplated thereby, will, as of the Closing:

         (a) conflict with, or result in a breach of any provision of, the organizational documents of Parent, HCI or such Affiliate that is a party to the Ancillary Agreements or any other agreements and instruments to be executed and delivered in connection therewith;

         (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the HCI-Owned Clorox Shares or any of the other properties or assets of Parent or HCI under any of the terms, conditions or provisions of (i) any Contract to which Parent or HCI or any of their respective Affiliates is a party or to which any of their properties or assets are bound (except under the HCI Credit Facility) or (ii) any permit, registration, approval, license or other authorization or filing to which Parent or HCI or any of their respective Affiliates is subject or to which any of their properties or assets is subject, in each case, that would, individually or in the aggregate be reasonably likely to (A) have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole, or (B) prevent or materially impede or delay the consummation by HCI or Parent, as applicable, of the transactions contemplated by this Agreement;

         (c) require any action, consent or approval of any non-governmental third party other than any such action, consent or approval the failure to obtain which would not, individually or in the aggregate, be reasonably likely to (A) have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole, or (B) prevent or materially impede or delay the consummation by HCI or Parent, as applicable, of the transactions contemplated by this Agreement;

         (d) violate any material order, writ, or injunction, decree or Law applicable to Parent, HCI or any of their respective Affiliates that is a party to the Ancillary Agreements or any of their respective properties or assets; or

         (e) require any material action, consent or approval of, or review by, or registration or filing by HCI or any of its Affiliates with, any Governmental Authority, other than actions required by the HSR Act and other applicable merger control or similar Laws, and FIFRA and other applicable product registration Laws.

         Section 5.4 HCI-Owned Clorox Shares. As of the date hereof, HCI owns a total of 61,386,509 shares of Clorox Common Stock. As of the Closing, HCI will have good and valid title to the HCI-Owned Clorox Shares, free and clear of all Encumbrances. Assuming that Clorox has the requisite power and authority to be the lawful owner of the HCI-Owned Clorox Shares, upon delivery to Clorox of the certificates representing the HCI-Owned Clorox Shares and upon receipt by HCI of the Splitco Shares in exchange for the HCI-Owned Clorox Shares at the Closing in accordance with the terms of this Agreement, Clorox will acquire good and valid title to the HCI-Owned Clorox Shares, free and clear of any Encumbrances, other than Encumbrances created by Clorox or any of its Affiliates.

         Section 5.5 Board and Stockholder Approval. The Board of Directors of HCI has, and the Board of Management and the Shareholder Committee of Parent have, by resolutions duly adopted by unanimous vote which has not been subsequently rescinded or modified, (a) determined that the transactions contemplated by this Agreement and the Ancillary Agreements are fair to and in the best interests of HCI, (b) approved this Agreement, and (c) authorized all necessary actions of the officers of HCI to consummate the transactions contemplated in this Agreement and in the Ancillary Agreements. The sole stockholder of HCI by action in writing in lieu of a meeting and not subsequently rescinded or modified has approved the execution of this Agreement and the transactions contemplated by this Agreement. No vote of the holders of the outstanding ordinary shares or preferred shares of Parent is necessary to approve the transactions contemplated by this Agreement.

         Section 5.6 Litigation. As of the date hereof, there is no material Action pending or threatened in writing, or, to Parent's knowledge, otherwise threatened, against Parent or any of its Affiliates that seeks, or would be reasonably likely, to prohibit or materially restrain the ability of Parent or HCI to enter into this Agreement or prevent or materially impede or delay the consummation by Parent or HCI of any of the transactions contemplated hereby.

         Section 5.7 No Material Adverse Effect. No event, occurrence or development exists that would be reasonably likely to prevent or materially impede or delay the consummation by Parent or HCI of the transactions contemplated hereby.

         Section 5.8 Investment Representation. HCI is acquiring the Splitco Shares for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling such stock. HCI acknowledges that the Splitco Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act.

         Section 5.9 Taxes.

         (a) Tax Opinions. The Tax Opinion Representations made by Parent and HCI are true, complete and accurate.

         (b) Tax Opinions - Actions. None of Parent, HCI or any of their respective Subsidiaries or Affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance, in each case that would be reasonably likely to prevent Parent and HCI from receiving their respective Tax Opinion. Parent and HCI have been advised by Deloitte Tax LLP that, other than as a result of a material change in applicable Laws or facts after the date of this Agreement, Deloitte Tax LLP expects to be able to deliver to Parent and HCI its respective Tax Opinion.

         Section 5.10 Governmental Actions. There are no judgments, decrees, written agreements, memoranda of understanding or orders of any Governmental Authority outstanding against Parent, HCI or any of their respective Affiliates which would be reasonably likely to prevent or materially impede or delay the consummation by Parent or HCI of the transactions contemplated hereby.

         Section 5.11 Brokers. No Person has acted directly or indirectly as a broker, finder or financial advisor for Parent, HCI or any of their respective Affiliates in connection with the negotiations relating to or the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of Parent or HCI, except for Rothschild Inc. and Merrill Lynch & Co., the fees of each of which will be paid by Parent, HCI or their Affiliates.

                                   ARTICLE VI
                            COVENANTS AND AGREEMENTS

         Section 6.1 Access and Information. Prior to the Closing, except to the extent prohibited by applicable Law, Clorox will permit (and will cause Splitco and each of the Clorox Entities to permit) representatives of HCI to have reasonable access during normal business hours and upon reasonable notice to all premises, properties, personnel, books, records, Contracts, commitments, reports of examination and documents of or pertaining to the Transferred Businesses, the Clorox Entities (to the extent relating to the Transferred Businesses), Splitco, the Business Assets and the Business Liabilities as may be necessary to permit HCI to, at its or Parent's sole expense, make, or cause to be made, such investigations thereof as HCI reasonably deems necessary in connection with the consummation of the transactions contemplated by this Agreement (such reasonable access to include Phase I investigations of the Real Property), and Clorox shall (and shall cause Splitco and the Clorox Entities to) reasonably cooperate with any such investigations; provided, however, that such access does not unreasonably disrupt the normal operations of the Transferred Businesses. Notwithstanding the foregoing, access shall not include any right or permission to conduct Phase II investigations or other invasive testing or sampling of soil, surface water or groundwater.

         No investigation by HCI or its representatives or advisors after the date of this Agreement (including any information obtained by HCI pursuant to this Section 6.1) shall diminish, obviate or cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or any Ancillary Agreement nor shall the conduct or completion of any such investigation be a condition to any of HCI's or Parent's obligations under this Agreement.

         Section 6.2 Conduct of Business. Clorox covenants and agrees that, from and after the date hereof until the Closing, except as otherwise expressly contemplated by this Agreement or as HCI otherwise agrees in writing in advance, it shall, and shall cause its Affiliates to, conduct the Transferred Businesses only in the ordinary course of business. Clorox shall, and shall cause its Affiliates to, use commercially reasonable efforts to preserve intact the material operations and facilities of the Transferred Businesses and the material relationships with their customers, suppliers, licensors, licensees, contractors and Transferred Employees. Without limiting the foregoing, during the period from the date hereof to the Closing, except as otherwise expressly contemplated by this Agreement or as set forth in Section 6.2 of Clorox's Disclosure Schedule or as HCI otherwise agrees in writing in advance, Clorox shall not, and shall cause its Affiliates not to, directly or indirectly, take, authorize or enter into any agreement or commitment to take any of the following actions:

         (a) issue (other than in connection with its organization as part of the Reorganization), sell, pledge, transfer, dispose of or encumber any shares of Splitco's capital stock or securities convertible into or exchangeable for any such shares, or any rights, warrants, options, calls or commitments to acquire or dispose of any such shares or securities;

         (b) make or rescind any material election relating to Taxes in respect of the Transferred Businesses or any Business Asset;

         (c) make any material change in any method of accounting, keeping of books of account or accounting practices or in any material method of Tax accounting in respect of the Transferred Businesses or any Business Asset or Assumed Liabilities unless required by applicable Law or GAAP;

         (d) permit Splitco or Clorox Korea to acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein, other than in connection with the Reorganization in accordance with Schedule 1 to this Agreement;

         (e) except in the ordinary course of business, incur, create or assume any Encumbrance on any Business Asset, other than a Permitted Encumbrance;

         (f) except in the ordinary course of business, sell, lease, license, transfer or dispose of any Business Asset;

         (g) except in the ordinary course of business, terminate or materially extend or materially modify any Business Contract listed on Section 4.15 of Clorox's Disclosure Schedule or enter into any Contract that would, if in effect on the date hereof, have been required to be so listed;

         (h) except in the ordinary course of business, dispose of or permit to lapse any rights in, to or for the use of any material Business Intellectual Property, or disclose to any Person, other than a Transferred Employee, any Confidential Business Information or trade secret primarily relating to the Transferred Businesses that is not a matter of public knowledge, except pursuant to judicial or administrative process or as required by applicable Law or a Governmental Authority;

         (i) except in the ordinary course of business, modify or increase in any material respect the base salary, short or long term bonus opportunity or material benefits of any of the Transferred Employees, except to the extent required pursuant to the terms of the Business Benefit Plans as in effect as of the date hereof;

         (j) enter into any new or modify in any material respect any existing employment, change of control, retention, severance or similar agreements or any Business Benefit Plan with respect to any of the Transferred Employees in the event such action could reasonably be expected to result in any increased Liability of Splitco or Clorox Korea or, from or after the Closing, HCI or any of its Affiliates;

         (k) make any material loans, advances or capital contributions to, or investments in, any other Person on behalf of Splitco, Clorox Korea or the Transferred Businesses;

         (l) settle any Claims, Actions, arbitrations, disputes or other proceedings that would result (i) in a Liability of Splitco or Clorox Korea in excess of $1,000,000 or (ii) in HCI or any of its Affiliates after the Closing, including Splitco or Clorox Korea, being enjoined in any respect;

         (m) except in the ordinary course of business, accelerate in any material respect the delivery or sale of Products, or offer material discounts on sales of Products or material premiums on purchases of raw materials; and

         (n) cancel or compromise any material debt or claim or waive any rights of material value to the Transferred Businesses without the Transferred Businesses receiving a realizable benefit of similar or greater value, or voluntarily suffer any extraordinary loss.

         Section 6.3 Efforts to Consummate; Further Assurances.

         (a) Subject to the terms and conditions of this Agreement, each party hereto shall use commercially reasonable efforts to take, or to cause to be taken, all actions and to do, or to cause to be done, all things necessary as promptly as practicable to satisfy the conditions set forth in Article VIII and to consummate the transactions contemplated hereby. Each party shall cooperate in all reasonable respects with the other party hereto in assisting such party to comply with this Section 6.3.

         (b) Subject to the terms and conditions hereof, each of Parent, HCI and Clorox shall, and shall cause their respective Affiliates to, make commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, including as required by applicable Law, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including applying for, obtaining, or causing to be obtained, authorizations, approvals, orders, licenses, permits, franchises or consents of all third parties or Governmental Authorities required to be obtained by virtue of the execution and delivery of this Agreement or the Ancillary Agreements, for the consummation of the transactions contemplated by this Agreement (including the Reorganization) or the Ancillary Agreements or in order to avoid the invalidity of the transfer of any Business Contract, the termination or acceleration thereof, giving rise to any obligation to make a material payment thereunder or to any increased, additional or guaranteed rights of a material nature of any Person thereunder, or a breach or default thereunder or any other material change or modification to the terms thereof; provided that none of Parent, HCI, Clorox or their respective Affiliates shall be required to pay any amounts (or incur any obligation in favor of any third party) to obtain such authorizations, approvals, orders, licenses, permits, franchises or consents (other than customary filing or application fees). In the event that any Business Contract (including the Korean Real Property Lease), Permit or other Business Asset is not transferable to Splitco or Clorox Korea or indirectly to HCI through the transfer of the Splitco Shares, Clorox shall, and shall cause the appropriate Clorox Entity to, use its commercially reasonable efforts to maintain such Business Contract, Permit or other Business Asset for the benefit of Splitco (including the benefit of enforcement of any rights of Clorox or any of its Affiliates against any third party thereto arising out of breach or cancellation by the third party thereto or otherwise), or otherwise make arrangements reasonably requested by HCI designed to provide to Splitco or Clorox Korea such benefit; provided that Splitco or Clorox Korea shall be responsible for performing the obligations of Clorox and the appropriate Clorox Entity under any such Contract or Permit or with respect to such other Business Asset, in each case, that Splitco or Clorox Korea would have been responsible for had they been transferable directly to Splitco or Clorox Korea, and only to the extent that the corresponding benefits thereunder are provided to Splitco or Clorox Korea; provided further that Parent or HCI shall reimburse Clorox or the appropriate Clorox Entity for all reasonable costs and expenses incurred by each of them in connection with the foregoing.

         (c) Subject to the terms and conditions hereof, each of Parent, HCI and Clorox shall, and shall cause their respective Affiliates to, make commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary including as required by applicable Laws, to assure fully to Splitco (and, following the Closing, HCI and its Subsidiaries) and its and their successors or permitted assigns, all of the Business Assets, Additional Assets, Business Contracts and Business Liabilities intended to be conveyed to, owned by, or assumed by Splitco and Clorox Korea under this Agreement and the Ancillary Agreements and to assure fully to Clorox, and its respective successors and permitted assigns, the maintenance by Clorox and its Subsidiaries of the Excluded Assets and the assumption by Splitco and Clorox Korea of the Business Liabilities intended to be assumed by Splitco and Clorox Korea under this Agreement and the Ancillary Agreements, and to otherwise make effective as promptly as practicable the transactions contemplated hereby and thereby (including (i) transferring back to Clorox any Excluded Asset, Excluded Liability or item relating to or included in the Retained Business, respectively, which Excluded Asset, Excluded Liability or item relating to or included in the Retained Business was transferred to HCI indirectly through the acquisition of the Splitco Shares at the Closing and (ii) transferring to Splitco or Clorox Korea any asset or liability contemplated by this Agreement to be a Business Asset, Additional Asset, Business Contract or Business Liability, respectively, which asset or liability was not transferred to Splitco or Clorox Korea at or prior to the Closing).

         (d) In furtherance and without limitation to the foregoing, Clorox shall, and shall cause its Affiliates to assist HCI in effecting the transfer of Permits, including Environmental Permits, that are Business Assets to Splitco or Clorox Korea or, if any such Permits are not transferable, Clorox shall assist Splitco or Clorox Korea in obtaining new Permits so that it may operate the Transferred Businesses as of the Closing Date in compliance with applicable Laws, including Environmental Laws; provided that Parent or HCI shall reimburse Clorox or any of its Affiliates for all reasonable costs and expenses incurred by each of them in connection with the foregoing. Alternatively, and where not prohibited by applicable Law or the terms of any Environmental Permit, the parties may execute an agreement providing that a portion or all of the operations of the Transferred Businesses and the Business PP&E will be conducted after Closing, subject to the same material operating conditions, pursuant to existing Environmental Permits held by Clorox or any of its Affiliates.

         (e) In furtherance and without limitation to the foregoing Clorox shall, and shall cause its Affiliates to, cooperate with Splitco or Clorox Korea in connection with any claim that the Business Intellectual Property infringes the rights of any other Person or with any claim by Splitco that Intellectual Property of any other Person infringes any of the Business Intellectual Property; provided that Parent or HCI shall reimburse Clorox and any of its Affiliates for all reasonable costs and expenses incurred by each of them in connection with the foregoing.

         Section 6.4 Certain Covenants.

         (a) Each of HCI and Clorox shall (i) promptly make or cause to be made all filings required of each of them or any of their respective Subsidiaries or Affiliates under the HSR Act or any other applicable merger control or similar Law with respect to the transactions contemplated hereby after the date of this Agreement, (ii) use commercially reasonable efforts to comply at the earliest practicable date with any request for additional information, documents, or other materials received by each of them or any of their respective Affiliates from the FTC, the Antitrust Division or any other Governmental Authority in respect of such filings or such transactions, and (iii) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable Law and subject to all applicable privileges (including the attorney client privilege), providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, the Antitrust Division or other Governmental Authorities under any Antitrust Laws with respect to any such filing or any such transaction. Each party hereto shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. Subject to applicable Law, each party hereto shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Authority regarding any such filings or any such transaction. Subject to applicable Law, no party hereto shall independently participate in any formal meeting with any Governmental Authority in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate. Subject to applicable Law and subject to all applicable privileges (including the attorney client privilege), the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the HSR Act or any other applicable merger control or similar Law. Any party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other parties under this Section 6.4 as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials.

         (b) Each of the parties hereto shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other supranational, national, federal or state statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or otherwise relating to merger control (collectively, the "Antitrust Laws"). Each of HCI and Clorox shall use commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act with respect to such transactions as promptly as possible after the execution of this Agreement.

         Section 6.5 Notification by the Parties. Each party hereto shall as promptly as practicable inform the other parties hereto in writing if, prior to the consummation of the Closing, it becomes aware of any event or circumstance that such party believes would be reasonably likely to cause or result in the failure of any of the conditions set forth in Section 8.2(a), 8.2(b), 8.3(a) or 8.3(b) of this Agreement. Any such notification shall not be deemed to have cured any breach of any representation, warranty, covenant or agreement made in this Agreement for any purposes of this Agreement.

         Section 6.6 Insurance Policies. Clorox shall, and shall cause the Clorox Entities and Splitco to, use their commercially reasonable efforts to maintain all Insurance Policies (or comparable policies providing substantially similar coverage with respect to Splitco, the Transferred Businesses, the Business Assets and the Business Liabilities) in full force and effect at all times up to and including the Closing Date and shall pay all premiums, deductibles and retro-adjustment billings, if any, with respect thereto covering all periods, and ensuring coverage of the Transferred Businesses, up to and including the Closing Date.

         Section 6.7 Confidentiality; Access to Records after Closing.

         (a) HCI acknowledges that the information being provided to it in connection with the Exchange and the consummation of the other transactions contemplated hereby, or by any of the Ancillary Agreements, is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating to the Transferred Businesses, the Business Assets and the Business Liabilities; provided, however, that HCI acknowledges that any and all other information provided to it by Clorox or its representatives concerning Clorox or any of its Affiliates (other than information relating to the Transferred Businesses, the Business Assets and the Business Liabilities) shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing.

         (b) Clorox recognizes that, after the Closing, it may have documents, books, records, work papers and information, in whatever form (collectively, "Records") which relate to the Transferred Businesses with respect to the period or matters arising prior to the Closing, including Records pertaining to the Business Assets and the Business Liabilities (the "Business Records") or other Records relating to the Transferred Businesses. For a period of five years after the Closing (or, in the case of Business Records and Confidential Business Information constituting certain product specific information, consisting of proprietary product formulations, product manufacturing processes, the identity of suppliers and the terms of supply agreements, for a period of ten years after the Closing), Clorox will use, and will cause its respective Affiliates to use, reasonable best efforts to preserve the confidentiality of any information contained in the Business Records and Confidential Business Information relating to the Transferred Businesses, the Business Assets or the Business Liabilities and to keep such information confidential, subject to any provisions of confidentiality in the Ancillary Agreements and except (i) to the extent that such Confidential Business Information has been or has become (x) generally available to the public other than as a result of the disclosure by Clorox or any of its Affiliates or any of their respective officers, directors, employees, representatives, consultants, advisors or agents, or (y) known to the Person receiving such Confidential Business Information on a non-confidential basis other than as a result of disclosure by Clorox or any of its Affiliates or any of their respective officers, directors, employees, representatives, consultants, advisors or agents, before the date of disclosure of such Confidential Information to such Person or (ii) pursuant to the order, request or demand of any Governmental Authority or in any pending legal or administrative proceeding, or otherwise as required by applicable Law or compulsory legal process. Clorox further recognizes that HCI or its Affiliates may need access to such Business Records and other Records after the Closing. Upon HCI's or Splitco's reasonable request Clorox shall provide HCI or Splitco and their respective employees, representatives and agents access to, and the right to photocopy (at Parent's, HCI's or Splitco's expense), during normal business hours on reasonable advance notice, such reasonably requested Records. Clorox shall use commercially reasonable efforts to maintain all such Records for the same length of time that Clorox maintains its own Records, or, at Clorox's discretion (at Clorox's expense) or (at any time) at Parent's, HCI's or Splitco's reasonable request (at HCI's or Splitco's expense), transfer any such Records to HCI or Splitco.

         (c) Notwithstanding any provision herein to the contrary, from and after the Closing, Records pertaining to Taxes shall be governed solely by the Tax Matters Agreement.

         Section 6.8 Release of Guarantees; Intercompany Accounts.

         (a) Clorox shall use commercially reasonable efforts to obtain at or before the Closing the release of all guarantees granted by Splitco in respect of any Indebtedness or other obligations of Clorox or any of its Affiliates (other than Splitco and Clorox Korea), other than Business Liabilities.

         (b) Prior to the Closing, all intercompany receivables or payables and loans then existing between Clorox and its Affiliates (other than Splitco), on the one hand, and Splitco or the Transferred Businesses, on the other hand, shall be settled by way of capital contribution, dividend or otherwise and all Intercompany Arrangements shall be terminated and shall not constitute Business Assets or Assumed Liabilities, as the case may be, except for any such arrangements contemplated by the Ancillary Agreements.

         Section 6.9 Cooperation with Respect to Financial Reporting.
After the date of this Agreement, until the third anniversary of the date hereof, Clorox shall, and shall cause the Clorox Entities and Splitco to, reasonably cooperate with Parent and HCI (at Parent's and HCI's expense) in connection with each of Parent and HCI's preparation of historical financial statements of the Transferred Businesses as required for Parent and HCI following the Closing. After the Closing, until the third anniversary of the date hereof, each of Parent and HCI shall, and shall cause Splitco to, reasonably cooperate with Clorox (at Clorox's expense) in connection with Clorox's preparation of pro forma and historical financial statements of the Transferred Businesses as may be required for Clorox's filings under the Exchange Act following the Closing or in connection with any financing transaction of Clorox or any of its Affiliates.

         Section 6.10 Non-Solicitation of Employees. For a period of three years from and after the Closing Date, Clorox and HCI shall not, and shall cause each of their respective Subsidiaries not to, directly or indirectly, solicit the employment of any employee of the other or of its Subsidiaries following the Closing, without the other's prior written consent; provided, however, that the foregoing provisions shall not apply to (i) a general advertisement or solicitation program that is not specifically targeted at such persons or (ii) the solicitation of any employee after such time as such employee's employment with the other has terminated.

         Section 6.11 No Solicitation. From the date hereof until the Closing or the earlier termination of this Agreement, other than in the ordinary course of business, Clorox shall not, nor shall it authorize or permit any of the Clorox Entities or Splitco to, solicit the submission of any offers or proposals for Splitco or (except in the ordinary course of business) any Business Assets from any third party or directly or knowingly indirectly pursue any offer or proposal so received or sell, or cause or permit any of its Subsidiaries to sell, Splitco or (except in the ordinary course of business) any Business Assets. From the date hereof until the Closing or the earlier termination of this Agreement, Parent shall not, nor shall it authorize or permit any of its Subsidiaries to, solicit the submission of offers or proposals for the sale of the HCI-Owned Clorox Shares, from any third party or directly or knowingly indirectly pursue any offer or proposal so received or sell, or cause any of its Subsidiaries to sell, any of the HCI-Owned Clorox Shares.

         Section 6.12 Use Of Names. (a) (i) As soon as reasonably practicable but in no event later than 180 days after the Closing, HCI shall cause each of Splitco and Clorox Korea to change its corporate name to a name that does not include the word "Clorox" and (ii) HCI shall have no right to use the name of Clorox or of any of its Subsidiaries, except that, for a period ending 180 days after the Closing, HCI shall have the right to use any inventory, stationery, catalogues, sales and promotional materials, product packaging and printed forms that are Related to the Transferred Businesses, use such name and are owned as of, or have been ordered prior to, the Closing for use in the Transferred Businesses; provided, however, that (A) promptly after the Closing Date, HCI shall make all filings with the appropriate Governmental Authorities to effectuate such name changes, and (B) HCI shall use its commercially reasonable efforts to minimize the usage of the word referred to in clause (i) hereof, and to discontinue it as soon as practicable after the Closing.

         (b) (i) As soon as reasonably practicable but in no event later than 180 days after the Closing, upon at least 15 days' written notice to HCI, Clorox shall, or shall cause its Affiliates to, terminate any registrations with respect to trademarks that are not Transferred Intellectual Property and that contain any of the words "Combat" or "Soft Scrub" (the "Transferred Names"), which trademarks are set forth in Section 6.12 of Clorox's Disclosure Schedule; provided that, with respect to any jurisdiction where the only trademark registrations that exist that include a Transferred Name are registrations that also include the word Clorox, Clorox shall upon written request of HCI, reasonably cooperate with HCI in the filing and prosecution of one or more new applications for trademark registrations that include such Transferred Name in such jurisdiction prior to effecting any termination pursuant to this clause (i) of Section 6.12(b); provided, further, that such new applications will not include the Clorox name and logo and other trademarks owned by Clorox and its Affiliates not transferred to HCI pursuant to this Agreement; and (ii) Clorox shall not, at any time after the Closing, use any of the Transferred Names or any names or marks that are confusingly similar to the Transferred Names.

         (c) Notwithstanding the foregoing, HCI and its Affiliates shall have the right to use the universal product codes of Clorox with respect to the products of the Transferred Businesses for the corresponding periods set forth above in this Section 6.12.

         Section 6.13 Tax Treatment -- Cooperation. (a) Each party hereto shall use its respective best efforts to enable each of Clorox, Parent and HCI to receive each of the Tax Opinions, and, on or before the Closing Date, will not knowingly take any action, cause any action to be taken, fail to take any reasonable action or cause any reasonable action to fail to be taken, which action or failure to act would reasonably be expected to (a) prevent Clorox, Parent or HCI from receiving such Tax Opinion; (b) cause the Exchange to fail to qualify as a tax-free exchange under Section 355(a) of the Code or (c) cause the Exchange to be taxable to Clorox under Section 355(e) of the Code. On or before the Closing Date, Clorox, Parent and HCI shall deliver their respective Tax Opinion Representations to Baker & McKenzie LLP and Deloitte Tax LLP unless they are unable to do so as a result of a material change in applicable Law or facts after the date of this Agreement. After the Closing Date, each party's obligations with respect to any Tax matters, including those obligations related to the qualification of the Exchange as a tax-free exchange under Sections 355(a) and 355(e) of the Code, shall be governed exclusively by the Tax Matters Agreement.

         (b) Clorox shall provide to Splitco and HCI as soon as practicable, but not later than January 6, 2005, a schedule detailing (i) any carryover item which may be partially or totally attributed and carried over by Splitco, including with respect to the tangible and intangible properties of Splitco, (x) their adjusted bases, (y) the methods of depreciation or amortization used by the Clorox Entities, and (z) the remaining recovery periods, in each case, as of the date hereof, for federal, state and foreign Income Tax purposes; and (2) the amount of earnings and profits and associated Tax attributes (based on Clorox's determination), if any, which are allocated to Splitco.

         Section 6.14 No Purchases of Clorox Common Stock. Clorox will not make any Non-Henkel Purchases (as defined in the Share Repurchase Agreement) at any time prior to the Closing. Parent and HCI shall not, directly or indirectly through their respective Subsidiaries, purchase any additional shares of Clorox Common Stock at any time prior to the Closing.

         Section 6.15 Non-competition.

         (a) Clorox agrees that it will not (and will cause each of its Subsidiaries not to), without the prior written consent of HCI or Splitco, directly or indirectly, prior to the second anniversary of the Closing Date, solicit any Person who is, as of the Closing Date, a customer of Splitco or Clorox Korea or the Transferred Businesses for the purposes of providing any products of (i) a type substantially similar to any product of the Insecticides Business or (ii) a Competing Soft Scrub Business.

         (b) Clorox agrees that it will not (and will cause each of its Subsidiaries not to), without the prior written consent of HCI or Splitco, directly or indirectly, prior to the second anniversary of the Closing Date, engage in or carry on (i) any business substantially similar to the Insecticides Business or (ii) a Competing Soft Scrub Business.

         (c) Parent and HCI each agrees that it will not (and will cause each of its Subsidiaries not to), without the prior written consent of Clorox, directly or indirectly, prior to the date that is 18 months after the Closing Date, use the Soft Scrub brands in the United States in connection with the sale, marketing or promotion of any home cleaning product, other than any such product within the Competing Splitco Business.

         (d) Notwithstanding the foregoing, nothing in this Section 6.15 shall prevent Clorox or any of its Subsidiaries from (i) continuing to conduct and operate in South America the aerosol insecticide business of Clorox and its Subsidiaries currently conducted and operated in South America (not including the Insecticides Business) or (ii) obtaining less than 10% of the outstanding equity or participation interests in any Person or (iii) engaging in any consolidation, amalgamation, merger or other business combination with, or making any acquisition of or investment in, or otherwise obtaining any direct or indirect interest in, any Person that is engaged in (A) any business, trade or venture competing with the Insecticides Business or (B) a Competing Soft Scrub Business, in each case if such business, trade or venture consists of less than 20% of the annual sales of such Person, determined by reference to the most recent fiscal year of such Person as of the date Clorox or any of its Subsidiaries engages in such transaction or obtains such direct or indirect interest in such Person.

         (e) The obligations of Clorox, Parent and HCI under this Section 6.15 shall be in addition to any obligations any of them may have under any other Contract. The parties to this Agreement agree that the remedy at law for any breach of the foregoing will be inadequate and that each of the parties, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

         (f) Each party agrees that this Section 6.15 shall be deemed to be a series of separate covenants, one for each state, territory and jurisdiction of the United States and each foreign jurisdiction in which the Insecticides Business or the Competing Soft Scrub Business is conducted as of Closing (in the case of Clorox) and one for each state, territory and jurisdiction of the United States and each foreign jurisdiction in which the Competing Splitco Business is conducted as of Closing (in the case of Parent and H). With respect to any judicial proceeding, each party further agrees that (i) if a court or arbitrator shall refuse to enforce any of these separate covenants, such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purposes of such proceeding to the extent necessary for the remaining separate covenants to be enforced in such proceeding and (ii) if a court or arbitrator shall refuse to enforce one or more of the separate covenants because the total time thereof is deemed to be excessive or unreasonable, then such covenants which would otherwise be unenforceable due to such excessive or unreasonable period of time shall be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court or arbitrator.

         (g) For purposes of this Section 6.15:

          (i) "Competing Soft Scrub Business" means the business of manufacturing, marketing, distributing and/or selling (a) calcium-carbonate-based, mild abrasive liquid household cleansers and (b) non-abrasive gel household cleaners with a formula substantially the same as the Soft Scrub gel product with current UPC 44600-01650 or 44600-01661 and the Clorox Cleanup product with current UPC 44600-01180; and

         (ii) "Competing Splitco Business" means the business of manufacturing, marketing, distributing and/or selling (a) abrasive liquid household cleansers and (b) nonabrasive gel household cleaners.

         Section 6.16 Payments of Receivables after Closing. In the event that following the Closing, (i) Clorox or any of its Affiliates receives any payments in respect of any receivables of the Transferred Businesses arising after the Closing, Clorox shall, or shall cause the applicable Affiliate to, deliver such payment to Splitco or Clorox Korea, as applicable, promptly after such receipt or (ii) HCI or any of its Affiliates receives any payments in respect of any receivables of the Transferred Businesses arising on or prior to the Closing, HCI shall, or shall cause the applicable Affiliate to, deliver such payment to Clorox promptly after such receipt.

         Section 6.17 Indemnification; D&O Insurance. (a) Clorox agrees that all rights to indemnification for liabilities, and all limitations with respect to liability, existing in favor of the Henkel Directors under the provisions in Articles Eight and Nine of Clorox's Restated Certificate of Incorporation or otherwise under Clorox's Bylaws or any indemnification agreement in effect as of the date hereof shall survive the Exchange and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Closing Date to the fullest extent permitted by law; provided, however, that in the event any claim is asserted or made within such six-year period, all such rights, liabilities and limitations in respect of any such claim shall continue until disposition thereof.

         (b) For a period of six years from the Closing Date, Clorox shall maintain in effect Clorox's current directors' and officers' liability insurance covering each Henkel Director for acts or omissions occurring prior to the Closing Date on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date of this Agreement; provided that Clorox may substitute therefor policies of a reputable insurance company the material terms of which, including coverage and amount, are not less favorable to the Henkel Directors than the insurance coverage otherwise required under this Section 6.17(b); provided, however, that in no event shall Clorox be required to pay annualized aggregate premiums for insurance under this Section 6.17(b) in excess of 200% of the amount of the aggregate premiums paid by Clorox for the period from July 1, 2003 to, and including, June 30, 2004, for such purpose; provided that Clorox shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

         (c) If Clorox or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provision shall be made so that the successors and assigns of Clorox shall assume the obligations of Clorox set forth in this Section 6.17.

         (d) The rights of each Henkel Director hereunder shall be in addition to any other rights such Henkel Director may have under applicable Law, agreement or otherwise. The provisions of this Section 6.17 shall survive the Closing and expressly are intended to benefit each of the Henkel Directors, their heirs and representatives.

         Section 6.18 Employment Matters. (a) Prior to or at the Closing, Clorox shall have delivered to HCI a schedule setting forth the name of each Transferred Employee, along with such employee's job title and reporting position, current salary and incentive bonus opportunities, and years of service, and designating such employee's status as exempt or non-exempt under the Fair Labor Standards Act, whether such employee's years of service are continuous or broken, and whether such employee is full-time or part-time.

         (b) HCI or its Affiliates shall provide salaries, wages, annual bonus opportunities and pension, welfare and other employee benefits to the Transferred Employees for a period of two years after the Closing that are in the aggregate substantially comparable to those provided to such employees by Clorox and its Affiliates immediately prior to the Closing. For purposes of all plans, programs or arrangements maintained, sponsored or contributed to by HCI or its Affiliates in which the Transferred Employees shall be eligible to participate, HCI shall cause each such plan, program or arrangement to treat the prior service of each Transferred Employee with Clorox or any of its Subsidiaries as service rendered to HCI for purposes of eligibility, vesting, levels of benefits and benefit accruals, except to the extent such treatment would result in the duplication of benefits with respect to the same period of service. From and after the Closing, HCI and its Affiliates shall (i) cause any pre-existing conditions, limitations and eligibility waiting periods under any group health plans of HCI or its Affiliates to be waived with respect to the Transferred Employees and their eligible dependents to the extent such condition would have been covered, or limitation or waiting period would not have applied, with respect to such Transferred Employee (or dependent) under the terms of the Business Benefit Plan in which such Transferred Employee was a participant immediately prior to the Closing and (ii) give each Transferred Employee credit for the plan year in which the Closing (or the transition from Clorox's plans to HCI's plans) occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Closing (or such later transition date).

         Section 6.19 Options to Purchase Clorox Stock Held By Transferred Employees. Clorox or its relevant Affiliate shall take all steps necessary or appropriate to cause all unexercised options to purchase shares of Clorox's stock held by any Transferred Employee that are outstanding as of the Closing Date (the "Clorox Options") not to terminate due to or on account of (directly or indirectly) the Closing, and shall cause the Clorox Options to become fully vested in such Transferred Employee effective as of the Closing. Clorox shall cause the Clorox Options to remain outstanding and exercisable pursuant to the terms of such Clorox Options until the normal expiration date of the Clorox Options as set forth on the grant or award agreement or certificate with respect to such Clorox Options (i.e., with deemed continuous employment with Clorox or its Affiliates until the expiration date of the Clorox Options), unless such treatment is otherwise not permitted by applicable Law.

         Section 6.20 Continuing Obligations. From the Closing, Clorox shall, or shall cause its Affiliates to, take such actions as may be required to satisfy the continuing covenants and obligations, as remaining in effect as of the Closing Date, under the Asset Purchase Agreement dated as of January 31, 2002, as amended, among The Kingsford Company, Aventis CropScience SA (today Bayer CropScience SA) and Aventis Environmental Science SA (today Bayer Environmental Science SA), to the extent that the Business Assets and the Ancillary Agreements do not put HCI or its Affiliates in a position to perform such covenants and obligations.

         Section 6.21 Purchase of Inventory. Prior to the Closing, Clorox shall, or shall cause its Affiliates to, upon reasonable notice, sell finished goods inventories of any product of the Transferred Businesses for delivery to the distribution centers of HCI or its Affiliates at Clorox's total delivered cost.

                                  ARTICLE VII
                                   TAX MATTERS

         Other than (w) matters described in Section 3.6; (x) the representations in Sections 4.8 and 5.9 (which are solely for purposes of Sections 8.2 and 8.3); (y) the covenants in Sections 6.2(b), 6.2(c) and 6.13; and (z) the provisions of Sections 10.4 and 11.17, all matters relating to Taxes shall be governed by the Tax Matters Agreement.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         Section 8.1 Mutual Conditions. The respective obligations of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or, if legally permitted, waiver by all parties hereto at or prior to the Closing of the following conditions:

         (a) No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order or legal restraint of any nature that prevents the consummation of the transactions contemplated by this Agreement.

         (b) (i) Clorox shall have received its respective Tax Opinion and (ii) Parent and HCI shall have received their respective Tax Opinion, in each case in form and substance substantially as set forth as Exhibits F-1 and F-2 to this Agreement, dated as of the Closing Date.

         (c) The applicable waiting periods required under the HSR Act and any other applicable Antitrust Law shall have expired or been terminated, and any Governmental Authority that has power under or authority to enforce any pre-merger approval, clearance or review under any applicable Antitrust Law, shall have, if applicable, approved, cleared or decided neither to initiate proceedings or otherwise intervene in respect of the transactions contemplated hereby nor to refer the transactions to any other competent Governmental Authority.

         (d) Each of the Ancillary Agreements shall have been executed and entered into by each of the parties thereto.

         (e) Clorox, HCI and Parent shall have executed one or more instruments in form reasonably acceptable to the parties thereto terminating the Existing Agreements, effective upon the Closing.

         Section 8.2 Conditions to Parent's and HCI's Obligations. The obligations of Parent and HCI to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by Parent and HCI prior to or at the Closing of each of the following conditions:

         (a) The representations and warranties of Clorox set forth in Article IV of this Agreement shall be true and correct as of the date hereof and as of the Closing (except that representations and warranties made as of a specified date, shall be true and correct only as of such specified date), and HCI shall have received a certificate, dated the Closing Date, signed on behalf of Clorox by an appropriate officer of Clorox to such effect; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or is reasonably likely to have a Material Adverse Effect on the Transferred Businesses, taken as a whole, or Splitco and Clorox Korea, taken as a whole, or has prevented or materially impeded or is reasonably likely to prevent or materially impede the consummation by Clorox of the transactions contemplated by this Agreement. For the avoidance of doubt, the preceding proviso shall have no effect upon Clorox's obligations under Article X.

         (b) Clorox shall have performed in all material respects each obligation and agreement to be performed by it, and shall have complied in all material respects with each covenant, in each case, required by this Agreement to be performed or complied with by it at or prior to the Closing, and HCI shall have received a certificate, dated the Closing Date, signed on behalf of Clorox by an appropriate officer of Clorox to such effect.

         (c) Prior to or at the Closing, Clorox shall have delivered to HCI the items to be delivered pursuant to Section 2.3.

         (d) Prior to or at the Closing, the Reorganization shall have been completed, including the contribution of the Additional Assets.

         Section 8.3 Conditions to Clorox's Obligations. The obligations of Clorox to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by Clorox at or prior to the Closing of each of the following conditions:

         (a) The representations and warranties of each of Parent and HCI set forth in Article V of this Agreement shall be true and correct as of the date hereof and as of the Closing (except that representations and warranties made as of a specified date shall be true and correct only as of such specified date), and Clorox shall have received certificates, dated the Closing Date, signed on behalf of each of Parent and HCI by an appropriate officer of Parent and HCI, as applicable, to such effect; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has prevented or materially impeded or is reasonably likely to prevent or materially impede the consummation by Parent or HCI of the transactions contemplated hereby. For the avoidance of doubt, the preceding proviso shall have no effect upon Parent's or HCI's obligations under Article X.

         (b) Each of Parent and HCI shall have performed in all material respects each obligation and agreement to be performed by it, and shall have complied in all material respects with each covenant, in each case, required by this Agreement to be performed or complied with by it at or prior to the Closing, and Clorox shall have received certificates, dated the Closing Date, signed on behalf of each of Parent and HCI by an appropriate officer of Parent and HCI, as applicable, to such effect.

         (c) Prior to or at the Closing, Parent and HCI shall have delivered to Clorox the items to be delivered pursuant to Section 2.4.

         Section 8.4 Frustration of Closing Conditions. None of Clorox, Parent or HCI may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such party's failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur, as required by Section 6.3(a).

                                   ARTICLE IX
                                   TERMINATION

         Section 9.1 Termination. This Agreement may be terminated at any time prior to the consummation of the Closing under the following circumstances:

         (a) by mutual written consent of Clorox and Parent;

         (b) by either Parent or Clorox upon written notice to the other if the Closing shall not have been consummated on or before March 31, 2005; provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to a party if such party's or such party's Affiliate's willful act or willful failure to act has been the cause of or resulted in the failure of the Closing to be consummated on or before such date;

         (c) by Parent upon written notice to Clorox, if any of the conditions to the Closing set forth in Section 8.2 shall have become incapable of fulfillment by March 31, 2005 and shall not have been waived in writing by Parent and HCI;

         (d) by either Clorox or Parent upon written notice to the other that the conditions set forth in Section 8.1(b) have become incapable of fulfillment by March 31, 2005 due to changes in the law, regulations or interpretations of the Internal Revenue Service;

         (e) by Clorox upon written notice to Parent, if any of the conditions to the Closing set forth in Section 8.3 shall have become incapable of fulfillment by March 31, 2005 and shall not have been waived in writing by Clorox; or

         (f) by either Parent or Clorox upon written notice to the other, if there shall be in effect a final, non-appealable order of a court or government administrative agency of competent jurisdiction permanently prohibiting the consummation of the transactions contemplated hereby.

         Section 9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement, except for the provisions of (a) Section 6.7 relating to the obligation of the parties to keep confidential certain information obtained by it, (b) Article XI, and (c) this
Section 9.2, shall become void and have no effect, without any liability on the part of any party hereto or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 9.2 shall relieve any party hereto of liability for a willful breach of any of its obligations under this Agreement.

                                   ARTICLE X
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         Section 10.1 Survival of Representations and Warranties. All of the representations and warranties provided for in this Agreement or in any agreement or certificate delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall survive the Closing until the date that is 18 months after the Closing Date; provided that the representations and warranties set forth in the last sentence of Section 4.3(a), in Section 4.11 and in Section 5.4 (collectively, the "Title Reps") shall survive indefinitely, the representations and warranties set forth in Sections
4.8 and 5.9 shall not survive the Closing and the representations and warranties set forth in Section 4.12 shall survive until the fourth anniversary of the Closing; provided further that any representations and warranties shall survive with respect to, and to the extent of, any claim for indemnification made in accordance with this Article X prior to the applicable termination date.

         Section 10.2 Indemnification by Clorox.

         (a) Subject to the limitations set forth in this Article X, subsequent to the Closing, Clorox shall indemnify, defend and hold harmless Parent and its respective Subsidiaries (including HCI and, following the Closing, Splitco) and Affiliates, and their respective officers, directors, employees, agents and representatives, and each of their heirs, executors, successors and assigns (collectively, the "Representatives"), against and in respect of any and all Damages to the extent arising out of or resulting from:

           (i) any breach of a representation or warranty made by Clorox in this Agreement or any Schedule hereto (other than the representations and warranties set forth in Section 4.8 of this Agreement);

          (ii) any breach of any agreement or covenant of Clorox contained in this Agreement; or

         (iii) the Excluded Liabilities and the Excluded Assets (other than any Excluded Assets and Excluded Liabilities relating to Taxes) and any legal, administrative or arbitration proceeding, suit or Action of any nature with respect thereto.

         (b) Notwithstanding the foregoing and subject to the following sentence, in the case of Damages incurred as a result of a breach set forth in clause (i) of Section 10.2(a) above, (i) Clorox shall not be liable for indemnification hereunder unless and until the aggregate amount of such Damages exceeds $12 million (the "Clorox Basket"), in which event Parent and such other indemnified persons shall be entitled to indemnification for all Damages in excess of the Clorox Basket; (ii) no claim for Damages shall be counted toward the Clorox Basket unless such claim individually exceeds $75,000 (the "Clorox De Minimis"); and (iii) Clorox's aggregate liability under clause (i) of Section 10.2(a) above shall in no event exceed $250 million (the "Clorox Cap"). None of the Clorox Basket, the Clorox De Minimis or the Clorox Cap shall apply to Damages incurred as a result of a breach of any of the Title Reps. It is understood that to the extent a matter constitutes both a breach of a representation or warranty and an Excluded Liability, the matter shall be treated as an Excluded Liability and the Clorox Basket, the Clorox De Minimis and Clorox Cap shall not apply thereto.

         (c) In order to prevent duplication of recovery under this Agreement with respect to any particular Damage, no party will be entitled to indemnification for any particular Damages (or application of particular Damages against the applicable basket) under any provision of this Agreement to the extent such party has already been indemnified for such Damages (or such Damages have already been applied against the applicable basket) under another provision of this Agreement.

         Section 10.3 Indemnification by Parent.

         (a) Subject to the limitations set forth in this Article X, subsequent to the Closing, Parent shall indemnify, defend and hold harmless Clorox and its Representatives, against and in respect of any and all Damages to the extent arising out of or resulting from:

           (i) any breach of a representation or warranty made by Parent or HCI in this Agreement or any Schedule hereto (other than representations and warranties set forth in Section 5.9 of this Agreement);

          (ii) any breach of any agreement or covenant of Parent or HCI contained in this Agreement;

         (iii) any Business Liability (other than any Business Liability relating to Taxes) and any legal, administrative or arbitration proceeding, suit or Action of any nature with respect thereto; or

          (iv) Parent's or HCI's operation of the Transferred Businesses or Business Assets after Closing, but not to the extent resulting from Clorox's or any of its Affiliates' (including Splitco's) actions or operations prior to Closing unless expressly assumed by Parent or HCI under the terms of this Agreement.

         (b) Notwithstanding the foregoing and subject to the following sentence, in the case of Damages incurred as a result of a breach set forth in clause (i) of Section 10.3(a) above, (i) Parent shall not be liable for indemnification hereunder unless and until the aggregate amount of such Damages exceeds $12 million (the "Parent Basket"), in which event Clorox shall be entitled to indemnification for all Damages in excess of the Parent Basket; (ii) no claim for Damages shall be counted toward the Parent Basket unless such claim individually exceeds $75,000 (the "Parent De Minimis"); and (iii) Parent's aggregate liability under clause (i) of Section 10.3(a) above shall in no event exceed $250 million (the "Parent Cap"). None of the Parent Basket, the Parent De Minimis or the Parent Cap shall apply to Damages incurred as a result of a breach of any of the Title Reps.

         Section 10.4 Definition of Damage; Determination of Indemnification.

         For purposes of this Article X, "Damages" shall mean, collectively, any and all damages, settlement amounts, penalties or losses, whatsoever (other than punitive, enhanced or exemplary damages, unless punitive, enhanced or exemplary damages are awarded or otherwise imposed in any Third Party Claim), together with out-of-pocket costs and expenses, including reasonable fees and disbursements of counsel, accountants, consultants or experts and expenses of investigation incurred by a party entitled to indemnification hereunder as a result of a matter giving rise to a claim for indemnification hereunder, such amounts to be (a) determined net of (1) the insurance proceeds which the indemnified party actually receives in respect of such matter and (2) indemnity payments which the indemnified party actually receives from parties other than the indemnifying party hereunder in respect of such matter, (b) increased by any Tax (or increased by any reduction in any Tax Benefit) actually borne by the indemnified party that would not have been borne but for such Damages or the receipt of any indemnity in respect thereof and (c) decreased by any Tax Benefit (or decreased by any reduction in any Tax) actually realized by the indemnified party that would not have been realized but for such Damages or the payment of any indemnity in respect thereof. For purposes of this paragraph, the indemnified party will be deemed to recognize a Tax Benefit with respect to a taxable year if, and to the extent that, the indemnified party's cumulative liability for Taxes through the end of such taxable year, calculated by excluding any Tax items attributable to the Damages and the receipt of indemnity payments therefor from all taxable years, exceeds the indemnified party's actual cumulative tax liability for Taxes through the end of such taxable year, calculated by taking into account any Tax items attributable to the Damages and the receipt of indemnity payments therefor for all taxable years (to the extent permitted by relevant Tax Law and treating such Tax items as the last items taken into account for any taxable year). When, as, and if the indemnified party recognizes any Tax Benefit attributable to Damages after the making of indemnification payments therefor, and to the extent such Tax Benefit has not reduced the amount of such indemnification payments, the indemnified party will promptly after recognition thereof pay in cash the amount of such recognized Tax Benefit to an account specified by the indemnifying party.

         Section 10.5 Notice.

         (a) If any matter shall arise which may involve or give rise to a claim by Parent against Clorox under the provisions of Section 10.2 or by Clorox against Parent under the provisions of Section 10.3 (an "Indemnity Claim"), Parent or Clorox, as the case may be, shall give prompt written notice (a "Notice of Claim") of such Indemnity Claim, a description in reasonable detail of the factual basis thereof (to the extent such information is available), and the amount of indemnity sought (if then known or reasonably determinable) to Clorox (if a claim by Parent) or to Parent (if a claim by Clorox); provided that the failure to give timely notice will not relieve Clorox (if a claim by Parent) or Parent (if a claim by Clorox) from the obligation to indemnify against such claim except to the extent that Clorox (if a claim by Parent) or Parent (if a claim by Clorox) establishes by competent evidence that it is materially prejudiced thereby.

         (b) If Clorox does not, within 45 days after receipt of a Notice of Claim by Parent, notify Parent in writing that Clorox disputes the applicable Indemnity Claim, in whole or in part, then Clorox shall promptly pay to Parent by wire transfer of immediately available funds to an account designated by Parent the amount of the Indemnity Claim. If Clorox within 45 days after receipt of a Notice of Claim by Parent notifies Parent in writing that Clorox disputes the applicable Indemnity Claim, in whole or in part, then the provisions of paragraph (d) below shall apply. If a Notice of Claim is made by Parent under paragraph (a) above and if it is agreed or determined (pursuant to paragraph (d) below or by a court of competent jurisdiction) that Clorox is obligated to indemnify Parent, the agreed or ordered amount of such indemnification shall be paid promptly by wire transfer of immediately available funds to an account designated by Parent.

         (c) If Parent does not, within 45 days after receipt of a Notice of Claim by Clorox, notify Clorox in writing that Parent disputes the applicable Indemnity Claim, in whole or in part, then Parent shall promptly pay to Clorox by wire transfer of immediately available funds to an account designated by Clorox the amount of the Indemnity Claim. If Parent within 45 days after receipt of a Notice of Claim by Clorox notifies Clorox in writing that Parent disputes the applicable Indemnity Claim, in whole or in part, then the provisions of paragraph (d) below shall apply. If a Notice of Claim is made by Clorox under paragraph (a) above and if it is agreed or determined (pursuant to paragraph (d) below or by a court of competent jurisdiction) that Parent is obligated to indemnify Clorox, the agreed or ordered amount of such indemnification shall be paid promptly by wire transfer of immediately available funds to an account designated by Clorox.

         (d) In the event that the indemnifying party disputes the existence and/or amount of a claim for indemnification set forth in a Notice of Claim, it will be entitled to deliver a notice to the indemnified party disputing its validity or the amount thereof (the "Claim Dispute Notice"). The Claim Dispute Notice must be given within 45 days of receipt of the Notice of Claim to which the Claim Dispute Notice relates. Upon receiving such Claim Dispute Notice, the indemnified party shall provide the indemnifying party with access to such books and records as may be reasonably requested by the indemnifying party for purposes of verifying such claim. Representatives of each of the indemnified party and the indemnifying party shall in good faith meet promptly after such review so as to come to a settlement of the matter. In the event a settlement is not achieved within 30 days after the date of the Claim Dispute Notice, the indemnified party may pursue whatever legal remedies may be available under this Agreement.

         Section 10.6 Third Party Claim.

         (a) If Parent's Indemnity Claim involves any Action brought or made by any third party (a "Third Party Claim"), then Clorox may elect (by written notice to Parent delivered within 30 days of notice by Parent to Clorox pursuant to Section 10.5(a)) to assume at its expense the defense of such Third Party Claim, including discussions with relevant Governmental Authorities, using counsel reasonably acceptable to Parent. If Clorox does not so elect to assume such defense, then such Third Party Claim shall be defended by Parent in such manner as it reasonably deems appropriate (and the costs, fees and expenses of Parent for such defense shall constitute Damages in accordance with Section 10.4), including entering a reasonable settlement thereof in which event the settlement plus Parent's costs, fees and expenses with respect thereto shall be the Damages in accordance with Section 10.4; provided that Parent shall not enter into any settlement of such Third Party Claim without the prior written consent of Clorox, which consent shall not be unreasonably withheld, unless Clorox and its Affiliates have no liability therefor, are not required to admit any liability and will not be bound by any restrictions or limitations on its or their conduct thereafter, and no negative precedent for future Claims, Actions or litigation against Clorox and its Affiliates will be established, in which case no consent shall be required. If the Third Party Claim has been assumed by Clorox, Clorox shall cooperate with Parent in connection with such defense and shall permit Parent to participate therein; provided that Clorox shall not be liable to Parent under the provisions hereof for any legal or other expenses incurred by Parent in connection with Parent's participation in the defense of such Third Party Claim after Clorox has elected to assume the defense thereof so long as Clorox is diligently contesting such Third Party Claim in good faith, unless Parent is advised by outside counsel that an actual or potential conflict of interest exists between Parent and Clorox or that there are different or additional defenses available to Parent that are not available to Clorox, in which case Parent may engage separate counsel (the reasonable fees and disbursements of which shall be borne by Clorox). Clorox may not enter into any settlement of such Third Party Claim without the prior written consent of Parent, which shall not be unreasonably withheld, unless Parent and its Affiliates have no liability therefor, are not required to admit any liability and will not be bound by any restrictions or limitations on its or their conduct thereafter, and no negative precedent for future Claims, Actions or litigation against Parent and its Affiliates will be established, in which case no consent shall be required.

         (b) If Clorox's Indemnity Claim involves a Third Party Claim, then Parent may elect (by written notice to Clorox delivered within 30 days of notice by Clorox to Parent pursuant to Section 10.5(a)) to assume at its expense the defense of such Third Party Claim, including discussions with relevant Governmental Authorities, using counsel reasonably acceptable to Clorox. If Parent does not so elect to assume such defense, then such Third Party Claim shall be defended by Clorox in such manner as it reasonably deems appropriate (and the costs, fees and expenses of Clorox for such defense shall constitute Damages in accordance with Section 10.4), including entering a reasonable settlement thereof in which event the settlement plus Clorox's costs, fees and expenses with respect thereto shall be the Damages in accordance with Section 10.4; provided that Clorox shall not enter into any settlement of such Third Party Claim without the prior written consent of Parent, which consent shall not be unreasonably withheld, unless Parent and its Affiliates have no liability therefor, are not required to admit any liability and will not be bound by any restrictions or limitations on its or their conduct thereafter, and no negative precedent for future Claims, Actions or litigation against Parent and its Affiliates will be established, in which case no consent shall be required. If the Third Party Claim has been assumed by Parent, Parent shall cooperate with Clorox in connection with such defense and shall permit Clorox to participate therein; provided that Parent shall not be liable to Clorox under the provisions hereof for any legal or other expenses incurred by Clorox in connection with Clorox's participation in the defense of such Third Party Claim after Parent has elected to assume the defense thereof so long as Parent is diligently contesting such Third Party Claim in good faith, unless Clorox is advised by outside counsel that an actual or potential conflict of interest exists between Clorox and Parent or that there are different or additional defenses available to Clorox that are not available to Parent, in which case Clorox may engage separate counsel (the reasonable fees and disbursements of which shall be borne by Parent). Parent may not enter into any settlement of a Third Party Claim without the prior written consent of Clorox, which shall not be unreasonably withheld, unless Clorox and its Affiliates have no liability therefor, are not required to admit any liability and will not be bound by any restrictions or limitations on its or their conduct thereafter, and no negative precedent for future Claims, Actions or litigation against Clorox and its Affiliates will be established, in which case no consent shall be required.

         Section 10.7 Exclusivity. Following the Closing, except with respect to matters for which the remedy of specific performance, injunctive relief or other non-monetary equitable remedies are available, the sole and exclusive remedy of the parties with respect to any and all Claims arising from any breach of this Agreement or any of the other matters addressed in Section 10.2 or 10.3 shall be pursuant to the indemnification provisions set forth in this Article X; provided that all matters relating to Taxes shall be addressed in the Tax Matters Agreement and this Article X shall not apply to any Tax matters.

         Section 10.8 Tax Treatment of Indemnity Payments. Any payments made pursuant to this Article X shall be treated as set forth in the Tax Matters Agreement.

         Section 10.9 Environmental Matters. The indemnity for Excluded Liabilities that are Environmental Claims pursuant to Section 3.5(e) of this Agreement shall be subject to the following limitations: (a) if the costs of Remedial Action or correcting non-compliance with Environmental Laws or Environmental Permits subject to indemnity by Clorox are increased due to a negligent act or omission, or willful misconduct, after the Closing Date by a Person, other than Clorox or any of its Affiliates, acting on its own or under the supervision or direction of any Governmental Authority, Clorox shall not be responsible for any such increase in costs incurred; (b) if Clorox or any of its Affiliates is performing its obligations pursuant to such indemnity, Clorox shall not be responsible for the costs associated with HCI's oversight of Clorox and its Affiliates' performance; and (c) Clorox shall not be responsible for any costs that are incurred by HCI due to (i) the closure or sale of a facility or business, (ii) a change in use of any facility to a use substantially unrelated to the use of that facility as of the Closing or (iii) a change after the Closing in the terms of any Environmental Permit.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.1 Notices.

         All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile (with confirming copy sent by one of the other delivery methods specified herein) or by overnight courier or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or when so received by facsimile or courier, or, if mailed, three calendar days after the date of mailing, as follows:

                  If to Clorox:

                  The Clorox Company

                  1221 Broadway

                  Oakland, California 94612

                  Facsimile:  (510) 271-1696

                  Attention:  General Counsel

                  and with a copy to:

                  Cravath, Swaine & Moore LLP

                  Worldwide Plaza

                  825 Eighth Avenue

                  New York, New York 10019

                  Facsimile:  (212) 474-3700

                  Attention:  Robert I. Townsend, III, Esq.

                              George A. Stephanakis, Esq.

                  If to Parent or H:

                  Henkel KGaA

                  Henkelstrasse 67

                  40191 Dusseldorf

                  Germany

                  Facsimile:  (49) 211-798-6660

                  Attention:  Franz-Josef Acher--General Counsel

                  and with a copy to:

                  HC Investments, Inc.

                  c/o Henkel Corporation

                  The Triad

                  2200 Renaissance Boulevard

                  Gulph Mills, Pennsylvania 19406

                  Facsimile:  (610) 270-8219

                  Attention:  Kenneth Pina--General Counsel

                  and to:

                  Cleary Gottlieb Steen & Hamilton

                  55 Basinghall Street

                  London EC2V 5EH

                  Facsimile: +44 20 7600 1698

                  Attention:  William A. Groll, Esq.

or to such other address and with such other copies as any party hereto shall notify the other parties hereto (as provided above) from time to time.

         Section 11.2 Expenses. Regardless of whether the transactions provided for in this Agreement are consummated, each of the parties hereto shall pay its own expenses incident to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby (including legal fees, accounting fees, investment banking fees and filing fees), except that Clorox and HCI shall each bear one half of the filing fees under the HSR Act and Clorox shall bear all costs of the Reorganization.

         Section 11.3 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without reference to the choice of law principles thereof. Subject to Section 11.4, each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for any district within such state for the purpose of any Action arising out of, under or in connection with or relating to, this Agreement or any Ancillary Agreement or any of the transactions contemplated hereby or thereby and to the laying of venue in such court. Service of process in connection with any such Action may be served on each party hereto by the same methods as are specified for the giving of notices under this Agreement. Each party hereto irrevocably and unconditionally waives and agrees not to plead or claim any objection to the laying of venue of any such Action brought in such courts and irrevocably and unconditionally waives any claim that any such Action brought in any such court has been brought in an inconvenient forum.

         Section 11.4 Dispute Resolution.

         (a) The parties hereto intend that all disputes between the parties, directly or indirectly, arising out of, under or in connection with or relating to, this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby and thereby shall be settled by the parties amicably through good faith discussions upon the written request of any party.

         (b) Prior to filing suit, instituting an Action or seeking other judicial or governmental resolution in connection with any dispute between Parent and Clorox (each, for purposes of this Section 11.4, a "Dispute Party" and, collectively, the "Dispute Parties") or any of their respective Affiliates or Subsidiaries, directly or indirectly, arising out of, under or in connection with or relating to, this Agreement, any Ancillary Agreement or any of the transactions contemplated hereby and thereby, the Dispute Parties will attempt to resolve such dispute by good faith negotiations. Such negotiations shall proceed as follows:

           (i) Either Dispute Party may send a written notice to the other Dispute Party requesting such negotiations. Promptly following receipt of such notice by the other Dispute Party, each Dispute Party shall cause the individual designated by it as having general responsibility for the affected Agreement or transaction to meet in person with the individual so designated by the other Dispute Party to discuss the dispute.

          (ii) If the dispute is not resolved within 30 days after the first meeting between such individuals (or if earlier within 45 days of the notice referred to in clause (i) above), then, upon the written request of either Dispute Party, each Dispute Party shall cause the individual designated by it as having general responsibility for the overall relationship defined by this Agreement to meet in person with the individual so designated by the other Dispute Party to discuss the dispute.

         (iii) If the dispute is not resolved within 15 days after the first meeting between such individuals (or if earlier within 30 days of the notice referred to in clause (ii) above), then, upon the written request of either Dispute Party, the chief executive officer or chief financial officer of Clorox, on the one hand, and the chief executive officer or chief financial officer of Parent, on the other hand, shall meet (unless otherwise agreed, such meeting to be in person) and attempt in good faith to negotiate a resolution to the dispute.

         Except and only to the limited extent provided in Section 11.4(c), neither Dispute Party shall, and shall cause their respective Affiliates not to, file suit, institute an Action or seek other judicial or governmental resolution of the dispute until at least 30 days after the first meeting between the corporate officers described in clause (iii) above (or, if earlier, 45 days after the notice referred to in such clause (iii)).

         (c) Notwithstanding the provisions of Section 11.4(b), either Dispute Party may institute an Action seeking a preliminary injunction, temporary restraining order, or other equitable relief, if necessary in the reasonable opinion of that Dispute Party to avoid material harm to its property, rights or other interests, before commencing, or at any time during the course of, the dispute procedure described in Section 11.4(b). In addition, either Dispute Party may file an Action prior to the commencement of or at any time during or after the dispute resolution procedures in Section 11.4(b) if in the sole opinion of that Dispute Party it is necessary to prevent the expiration of a statute of limitations or filing period or the loss of any other substantive or procedural right.

         (d) Notwithstanding the foregoing, the provisions of this Section 11.4 shall not apply to any dispute arising under Section 2.5 or 2.6 of this Agreement.

         Section 11.5 Waiver of Jury Trial.

         EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY ANCILLARY AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ANCILLARY AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.5.

         Section 11.6 Assignment; Successors and Assigns; No Third Party Rights. This Agreement and the Ancillary Agreements may not be assigned by any party hereto without the prior written consent of the other party hereto, and any attempted assignment shall be null and void. This Agreement and the Ancillary Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Sections 6.17, 10.2 and 10.3, this Agreement shall be for the sole benefit of the parties hereto, and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit, remedy or claim hereunder. Nothing in this Agreement shall prevent any party and its successors and permitted assigns from consolidating with or merging with or into, or transferring, in one transaction or a series of related transactions, substantially all of its assets to, any Person or Persons; provided, however, that the purchaser of substantially all of the assets of the party or its successor or permitted assign shall agree with the other party to be bound by all of the transferring party's obligations hereunder.

         Section 11.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

         Section 11.8 Titles and Headings. The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 11.9 Entire Agreement. This Agreement, the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the matters covered hereby and thereby, and supersede all previous written, oral or implied understandings among them with respect to such matters.

         Section 11.10 Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 11.11 Publicity; Public Announcements. Unless otherwise required by applicable Laws or the requirements of any national securities exchange (and, in that event, only if time does not permit), at all times prior to the earlier of the consummation of the Closing or termination of this Agreement pursuant to Article IX, Clorox and Parent shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release with respect to the transactions contemplated hereby and shall not issue any such press release without each other's consent, which consent shall not be unreasonably withheld or delayed. The parties agree that the initial press release to be issued with respect to this Agreement and the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

         Section 11.12 Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties hereto entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

         Section 11.13 Severability. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         Section 11.14 No Strict Construction. Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto and shall not be strictly construed against any party hereto.

         Section 11.15 Knowledge. To the extent that any representation is made to "Clorox's knowledge" (or similar words), such knowledge shall refer to the actual knowledge of the individuals listed on Schedule 2 to this Agreement under the heading "Clorox's knowledge". To the extent that any representation is made to "Parent's knowledge" (or similar words), such knowledge shall refer to the actual knowledge of the individuals listed on Schedule 2 to this Agreement under the heading "Parent's knowledge".

         Section 11.16 Affiliate Status. To the extent that a party hereto is required hereunder to take certain action with respect to entities designated herein as such party's Affiliates, such obligation shall apply to such entities only during such period of time that such entities are Affiliates of such party.

         Section 11.17 Tax Consequences. Each party hereto acknowledges and agrees that no party has made, or is making in this Agreement, expressly or impliedly, any representation or warranty regarding the tax effects or tax consequences, if any, of the transactions contemplated in this Agreement or in the Ancillary Agreements and that each party has consulted with and is relying upon its own tax advisors with respect to such effects and consequences. The foregoing shall be without prejudice to, and shall not in any way diminish, the representations and warranties and obligations of the parties set forth in this Agreement, including those in Sections 4.8, 5.9 and 6.13.

         Section 11.18 Specific Performance. The parties agree that if any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine; accordingly, the parties shall be entitled to specific performance of the terms hereof or injunctive relief, in addition to any other remedy at law or in equity.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE CLOROX COMPANY



By: /s/ Daniel J. Heinrich
    ------------------------------------
    Name: Daniel J. Heinrich
    Title: SVP - Chief Financial Officer



HENKEL KGaA



By: /s/ Lothar Steinebach
    ------------------------------------
    Name: Lothar Steinebach
    Title: Executive Vice President and
           Chief Financial Officer



By: /s/ Franz-Josef Acher
    ----------------------------------
    Name: Franz-Josef Acher
    Title: Corporate Vice President & General Counsel



HC INVESTMENTS, INC.



By: /s/ Brian Friend
    ----------------------------------
    Name: Brian Friend
    Title: Vice President